     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997


                                                  REGISTRATION NO. 333-22577
                                                  REGISTRATION NO. 333-22577-01
                                                  REGISTRATION NO. 333-22577-02
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ----------------------------

                         Pre-Effective Amendment No. 2

                                       to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ----------------------------
   1ST SOURCE                   1ST SOURCE                    1ST SOURCE
  CORPORATION                CAPITAL TRUST I               CAPITAL TRUST II
   (EXACT NAME OF REGISTRANT AND CO-REGISTRANTS AS SPECIFIED IN CHARTERS)


    INDIANA              35-1068133                DELAWARE             35-2007326            DELAWARE              35-6640421
(STATE OR OTHER        (I.R.S. EMPLOYER         (STATE OR OTHER      (I.R.S. EMPLOYER       (STATE OR OTHER      (I.R.S. EMPLOYER
JURISDICTION OF       IDENTIFICATION NO.)       JURISDICTION OF      IDENTIFICATION NO.)    JURISDICTION OF     IDENTIFICATION NO.)
INCORPORATION OR                                INCORPORATION OR                            INCORPORATION OR
 ORGANIZATION)                                   ORGANIZATION)                               ORGANIZATION)

      100 NORTH MICHIGAN STREET, SOUTH BEND, INDIANA 46601 (219) 235-2000 (ADDRESS(ES), INCLUDING ZIP CODE(S), AND TELEPHONE NUMBER(S), INCLUDING AREA
     CODE(S), OF REGISTRANT'S AND CO-REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                         ----------------------------

                    LARRY E. LENTYCH, SENIOR VICE PRESIDENT
     100 NORTH MICHIGAN STREET, SOUTH BEND, INDIANA 46601 (219) 235-2000 (NAME(S), ADDRESS(ES), INCLUDING ZIP CODE(S), AND TELEPHONE NUMBER(S),
               INCLUDING AREA CODE(S), OF AGENT(S) FOR SERVICE)
                         ----------------------------

                                  COPIES TO:

   THOMAS C. ERB, ESQ., LEWIS, RICE & FINGERSH, L.C.                     FREDERICK W. SCHERRER, ESQ., BRYAN CAVE LLP
500 NORTH BROADWAY, SUITE 2000, ST. LOUIS, MISSOURI 63102          ONE METROPOLITAN SQUARE, SUITE 3600, 211 NORTH BROADWAY
                    (314) 444-7600                                       ST. LOUIS, MISSOURI 63102  (314) 259-2000

                         ----------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvest plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
                TITLE OF EACH CLASS OF                    AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
             SECURITIES TO BE REGISTERED                   REGISTERED         PER UNIT              PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Fixed Rate Preferred Securities of 1st Source Capital
  Trust I.............................................    1,100,000<F1>        $25.00          $27,500,000<F1>      $8,333.33<F2>
------------------------------------------------------------------------------------------------------------------------------------
Fixed Rate Subordinated Debentures<F3> of 1st Source
  Corporation.........................................        <F3>               --                  --                  --
------------------------------------------------------------------------------------------------------------------------------------
Guarantees of Fixed Rate Preferred Securities<F4>.....        <F4>               --                  --                  --
------------------------------------------------------------------------------------------------------------------------------------
Floating Rate Preferred Securities of 1st Source
  Capital Trust II....................................      690,000<F5>        $25.00          $17,250,000<F5>      $5,227.28<F2>
------------------------------------------------------------------------------------------------------------------------------------
Floating Rate Subordinated Debentures<F6> of 1st Source
  Corporation.........................................        <F6>               --                  --                  --
------------------------------------------------------------------------------------------------------------------------------------
Guarantees of Floating Rate Preferred Securities<F7>...       <F7>               --                  --                  --
====================================================================================================================================

<F1>Includes 100,000 Fixed Rate Preferred Securities which may be sold by 1st
    Source Capital Trust I to cover over-allotments.

<F2>The registration fee is calculated in accordance with Rule 457(i) and (n).
    Filing fee in an aggregate amount equal to $16,666.66 previously paid.

<F3>The Fixed Rate Subordinated Debentures will be purchased by 1st Source
    Capital Trust I with the proceeds of the sale of its Fixed Rate Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Fixed Rate Preferred Securities of 1st Source Capital Trust I upon its dissolution and the distribution of its assets.

<F4>This Registration Statement is deemed to cover the Fixed Rate Subordinated
    Debentures of 1st Source Corporation, the rights of holders of Fixed Rate Subordinated Debentures of 1st Source Corporation under the Indenture, and the rights of holders of the Fixed Rate Preferred Securities of 1st Capital Trust I under the related Trust Agreement, the Guarantee and the Expense Agreement entered into by 1st Source Corporation. No separate consideration will be received for the Guarantee.

<F5>Includes 90,000 Floating Rate Preferred Securities which may be sold by
    1st Source Capital Trust II to cover over-allotments.

<F6>The Floating Rate Subordinated Debentures will be purchased by 1st Source
    Capital Trust II with the proceeds of the sale of its Floating Rate Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Floating Rate Preferred Securities of 1st Source Capital Trust II upon its dissolution and the distribution of its assets.

<F7>This Registration Statement is deemed to cover the Floating Rate
    Subordinated Debentures of 1st Source Corporation, the rights of holders of Floating Rate Subordinated Debentures of 1st Source Corporation under the Indenture, and the rights of holders of the Floating Rate Preferred Securities of 1st Capital Trust II under the related Trust Agreement, the Guarantee and the Expense Agreement entered into by 1st Source Corporation. No separate consideration will be received for the Guarantee.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

*******************************************************************************
* INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A       *
* REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE *
* SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR    *
* MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT  *
* BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL    *
* OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE *
* SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE  *
* UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS   *
* OF ANY SUCH STATE.                                                          *
*******************************************************************************


                 SUBJECT TO COMPLETION, DATED MARCH 14, 1997


PROSPECTUS
                              1st Source(R)
                                  Corporation


          1,000,000 PREFERRED SECURITIES                                           600,000 PREFERRED SECURITIES
            1ST SOURCE CAPITAL TRUST I                                             1ST SOURCE CAPITAL TRUST II
     % CUMULATIVE TRUST PREFERRED SECURITIES                          FLOATING RATE CUMULATIVE TRUST PREFERRED SECURITIES
  (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)                       (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
       GUARANTEED, AS DESCRIBED HEREIN, BY                                      GUARANTEED, AS DESCRIBED HEREIN, BY
              1ST SOURCE CORPORATION                                                  1ST SOURCE CORPORATION
          ----------------------------                                             ----------------------------
    $25,000,000     % SUBORDINATED DEBENTURES OF                        $15,000,000 FLOATING RATE SUBORDINATED DEBENTURES OF
              1ST SOURCE CORPORATION                                                   1ST SOURCE CORPORATION
          ----------------------------                                             ----------------------------
    The      % Cumulative Trust Preferred Securities (the           The Floating Rate Cumulative Trust Preferred Securities (the
"Fixed Rate Preferred Securities") offered hereby represent       "Floating Rate Preferred Securities") offered hereby repre-
preferred undivided beneficial interests in the assets of 1st     sent preferred undivided beneficial interests in the assets of
Source Capital Trust I, a statutory business trust created        1st Source Capital Trust II, a statutory business trust
under the laws of the State of Delaware ("1st Capital I").        created under the laws of the State of Delaware ("1st Capital
1st Source                                                        II"). 1st Source
     (FIXED RATE PREFERRED SECURITIES_continued on next page)        (FLOATING RATE PREFERRED SECURITIES_continued on next page)


    The Fixed Rate Preferred Securities and the Floating Rate Preferred Securities are being offered hereby separately and not as units. Neither the sale of the Fixed Rate Preferred Securities nor the sale of the Floating Rate Preferred Securities is contingent upon completion of the sale of the other security.

    Application has been made to have the Preferred Securities approved for quotation on The Nasdaq Stock Market's National Market under the symbols "SRCEP" for the Fixed Rate Preferred Securities, and "SRCEO" for the Floating Rate Preferred Securities.
                       --------------------------------
    SEE "RISK FACTORS" COMMENCING ON PAGE 12 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                       --------------------------------
      THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NON-BANKING AFFILIATE OF THE COMPANY (EXCEPT TO THE EXTENT THAT PREFERRED
      SECURITIES ARE GUARANTEED BY THE COMPANY AS DESCRIBED HEREIN), ARE
         NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
          ANY OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT RISKS,
                   INCLUDING POSSIBLE LOSS OF PRINCIPAL.
                       --------------------------------
   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



============================================================================================================================
                                                          PRICE TO                UNDERWRITING                PROCEEDS TO
                                                           PUBLIC                COMMISSION<F1>             1ST CAPITAL<F2>
----------------------------------------------------------------------------------------------------------------------------
Per Fixed Rate Preferred Security...............           $25.00                  $    <F2>                    $25.00
----------------------------------------------------------------------------------------------------------------------------
Total<F3>.......................................        $25,000,000                   <F2>                    $25,000,000
----------------------------------------------------------------------------------------------------------------------------
Per Floating Rate Preferred Security............           $25.00                  $    <F2>                    $25.00
----------------------------------------------------------------------------------------------------------------------------
Total<F3>.......................................        $15,000,000                   <F2>                    $15,000,000
============================================================================================================================

<F1>1st Capital I, 1st Capital II and the Company have each agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

<F2>In view of the fact that the proceeds of the sale of the Preferred
    Securities will be invested in the Subordinated Debentures, the Company has agreed to pay the Underwriters as compensation for their arranging the
    investment therein of such proceeds, $    per Preferred Security, or
    $        in the aggregate for the Fixed Rate Preferred Securities, ($
    if the over-allotment option is exercised in full) and $        in the
    aggregate for the Floating Rate Preferred Securities ($         if the
    over-allotment option is exercised in full). See "Underwriting." The Company has also agreed to pay the expenses of the offerings estimated to be $250,000 in the aggregate.

<F3>1st Capital I and 1st Capital II each have granted the Underwriters an option exercisable within 30 days from the date of this Prospectus to purchase, in the case of 1st Capital I, up to 90,000 additional Fixed Rate Preferred Securities and, in the case of 1st Capital II, up to 100,000 additional Floating Rate Preferred Securities, each such option on the same terms and conditions set forth above to cover over-allotments, if any. If all such additional Preferred Securities are purchased, the total Price to Public and Proceeds to each of 1st Capital I and 1st Capital II will be $27,500,000 and $17,250,000, respectively. See "Underwriting."

                   -----------------------------------------
    The Preferred Securities are offered by the Underwriters subject to receipt and acceptance by them, prior sale and the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of certificates for the Preferred
Securities will be made on or about           , 1997.

                          STIFEL, NICOLAUS & COMPANY
                                 INCORPORATED
          , 1997

(FIXED RATE PREFERRED SECURITIES--continued from previous           (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                               page)

Corporation, an Indiana corporation (the "Company"), will           Corporation, an Indiana corporation (the "Company"), will
own all the common securities (the "Fixed Rate Common               own all the common securities (the "Floating Rate Common
Securities" and, together with the Fixed Rate Preferred             Securities" and, together with the Floating Rate Preferred
Securities, the "Fixed Rate Trust Securities") representing         Securities, the "Floating Rate Trust Securities")
undivided beneficial interests in the assets of 1st Capital I.      representing undivided beneficial interests in the assets of
                                                                    1st Capital II.

    State Street Bank and Trust Company is the Fixed Rate               State Street Bank and Trust Company is the Floating Rate
Property Trustee (as defined herein) of 1st Capital I. 1st          Property Trustee (as defined herein) of 1st Capital II. 1st
Capital I exists for the purpose of issuing the Fixed Rate          Capital II exists for the purpose of issuing the Floating Rate
Preferred Securities and investing the proceeds thereof in an       Preferred Securities and investing the proceeds thereof in an
equivalent amount of      % Subordinated Debentures (the            equivalent amount of Floating Rate Subordinated Debentures
"Fixed Rate Subordinated Debentures") of the Company. The           (the "Floating Rate Subordinated Debentures") of the
Fixed Rate Subordinated Debentures will mature on March 31,         Company. The Floating Rate Subordinated Debentures will mature
2027, which date may be (i) shortened to a date not earlier         on March 31, 2027, which date may be (i) shortened to a date
than March 31, 2002 (subject to certain exceptions regarding        not earlier than March 31, 2002 (subject to certain
earlier redemption described herein), or (ii) extended to a         exceptions regarding earlier redemption described herein),
date not later than March 31, 2046, in each case if certain         or (ii) extended to a date not later than March 31, 2046,
conditions are met (including, in the case of shorterning the       in each case if certain condition are met (including, in the
Stated Maturity (as defined herein) of the Fixed Rate               case of shortening the Stated Maturity (as defined herein)
Subordinated Debentures, the Company having received prior          of the Floating Rate Subordinated Debentures, the Company
approval of the Board of Governors of the Federal Reserve           having received prior approval of the Board of Governors
System ("Federal Reserve") to do so if then required under          of the Federal Reserve System ("Federal Reserve") to do so
applicable capital guidelines or policies of the Federal            if then required under applicable capital guidelines or
Reserve). The Fixed Rate Preferred Securities will have a           policies of the Federal Reserve). The Floating Rate
preference under certain circumstances with respect to cash         Preferred Securities will have a preference under certain
distributions and amounts payable on liquidation,                   circumstances with respect to cash distributions and
redemption or otherwise over the Fixed Rate                         amounts payable on liquidation, redemption or otherwise
Common Securities. See "Description of the Preferred                over the Floating Rate Common Securities. See
Securities--Subordination of Common Securities."                    "Description of the Preferred Securities--Subordination of
                                                                    Common Securities."

    Holders of Fixed Rate Preferred Securities are entitled to          Holders of Floating Rate Preferred Securities are entitled
receive preferential cumulative cash distributions (the             to receive preferential cumulative cash distributions (the
"Fixed Rate Distributions") from 1st Capital I, at the              "Floating Rate Distributions") from 1st Capital II, at the
annual rate of      % of the liquidation amount of $25 per          annual rate equal to the sum of the 3- Month Treasury (as
Preferred Security (the "Fixed Rate Liquidation Amount"),           defined herein) plus      % (the "Floating Distribution
accruing from the date of original issuance and payable             Rate") of the liquidation amount of $25 per Floating Rate
quarterly in arrears on the last day of March, June, September      Preferred Security (the "Floating Rate Liquidation Amount"),
and December of each year, with the first Fixed Rate                accruing from the date of original issuance and payable
Distribution payable on June 30, 1997. The Company has the          quarterly in arrears on the last day of March, June, September
right, so long as no Debenture Event of Default (as defined         and December of each year, with the first Floating Rate
herein) with respect to the Fixed Rate Subordinated Debentures      Distribution payable on June 30, 1997; provided, however,
has occurred and is continuing, to defer payment of interest        that the Floating Distribution Rate for the Floating Rate
on the Fixed Rate Subordinated Debentures at any time or from       Distribution Period (as defined herein) ending on (but
time to time for a period not to exceed 20 consecutive quarters     excluding) March 31, 1997 will be      %. The Company has the
with respect o each deferral period (each, an "Extended             right, so long as no Debenture Event of Default (as defined
Payment Period"); provided that no Extended Interest Payment        herein) with respect to the Floating Rate Debentures has
Period may extend beyond the Stated Maturity of the Fixed Rate      occurred and is continuing, to defer payment of interest on
Subordinated Debentures. Upon the termination of any such           the Floating Rate Subordinated Debentures at any time or from
Extended Interest Payment Period and the payment of all amounts     time to time for a period not to exceed 20 consecutive
then due, the Company may elect to begin a new Extended             quarters with respect to each deferral period (each, an
Interest Payment Period                                             "Extended Interest Payment Period"); provided that
     (FIXED RATE PREFERRED SECURITIES--continued on next page)        (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                     ii

(FIXED RATE PREFERRED SECURITIES--continued from previous           (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                               page)

subject to the requirements set forth herein. If interest           no Extended Interest Payment Period may extend beyond
payments on the Fixed Rate Subordinated Debentures are so           the Stated Maturity of the Floating Rate Subordinated
so deferred, Fixed Rate Distributions on the Fixed Rate             Debentures. Upon the termination of any such Extended
Preferred Securities will also be deferred, and the Company         Interest Payment Period and the payment of all amounts
will not be permitted, subject to certain exceptions                then due, the Company may elect to begin a new Extended
described herein, to declare or pay any cash distributions          Interest Payment Period subject to the requirements set forth
with respect to its capital stock or debt securities                herein. If interest payments on the Floating Rate Subordinated
that rank pari passu with or junior to the Fixed                    Debentures are so deferred, Floating Rate Distributions on the
Rate Subordinated Debentures (including the Floating                Floating Rate Preferred Securities will also be deferred, and
Rate Subordinated Debentures (as defined herein)). DURING AN        the Company will not be permitted, subject to certain ex-
EXTENDED INTEREST PAYMENT PERIOD, INTEREST ON THE FIXED RATE        ceptions described herein, to declare or pay any cash
SUBORDINATED DEBENTURES WILL CONTINUE TO ACCRUE (AND THE            distributions with respect to its capital stock or debt
AMOUNT OF FIXED RATE DISTRIBUTIONS TO WHICH HOLDERS OF THE          securities that rank pari passu with or junior to the Floating
FIXED RATE PREFERRED SECURITIES ARE ENTITLED WILL ACCUMULATE)       Rate Subordinated Debentures (including the Fixed Rate
AT THE RATE OF      %, COMPOUNDED QUARTERLY, AND HOLDERS OF         Subordinated Debentures (as defined herein)). DURING AN
THE FIXED RATE PREFERRED SECURITIES WILL BE REQUIRED TO             EXTENDED INTEREST PAYMENT PERIOD, INTEREST ON THE FLOATING
INCLUDE INTEREST INCOME IN THEIR GROSS INCOME FOR UNITED            RATE SUBORDINATED DEBENTURES WILL CONTINUE TO ACCRUE (AND THE
STATES FEDERAL INCOME TAX PURPOSES IN ADVANCE OF RECEIPT OF         AMOUNT OF FLOATING RATE DISTRIBUTIONS TO WHICH HOLDERS OF THE
THE CASH DISTRIBUTIONS WITH RESPECT TO SUCH DEFERRED INTEREST       FLOATING RATE PREFERRED SECURITIES ARE ENTITLED WILL
PAYMENTS. A HOLDER OF FIXED RATE PREFERRED SECURITIES THAT          ACCUMULATE) AT THE FLOATING DISTRIBUTION RATE, COMPOUNDED
DISPOSES OF ITS FIXED RATE PREFERRED SECURITIES BETWEEN RECORD      QUARTERLY, AND HOLDERS OF THE FLOATING RATE PREFERRED SECUR-
DATES FOR PAYMENTS OF FIXED RATE DISTRIBUTIONS (AND                 ITIES WILL BE REQUIRED TO INCLUDE INTEREST INCOME IN THEIR
CONSEQUENTLY DOES NOT RECEIVE A FIXED RATE DISTRIBUTION FROM        GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES IN
1ST CAPITAL I FOR THE PERIOD PRIOR TO SUCH DISPOSITION) WILL        ADVANCE OF RECEIPT OF THE CASH DISTRIBUTIONS WITH RESPECT TO
NEVERTHELESS BE REQUIRED TO INCLUDE ACCRUED BUT UNPAID              SUCH DEFERRED INTEREST PAYMENTS. A HOLDER OF FLOATING RATE
INTEREST ON THE FIXED RATE SUBORDINATED DEBENTURES THROUGH THE      PREFERRED SECURITIES THAT DISPOSES OF ITS FLOATING RATE
DATE OF DISPOSITION IN INCOME AS ORDINARY INCOME AND TO ADD         PREFERRED SECURITIES BETWEEN RECORD DATES FOR PAYMENTS OF
SUCH AMOUNT TO ITS ADJUSTED TAX BASIS IN ITS PRO RATA SHARE OF      FLOATING RATE DISTRIBUTIONS (AND CONSEQUENTLY DOES NOT RECEIVE
THE UNDERLYING FIXED RATE SUBORDINATED DEBENTURES DEEMED DIS-       A FLOATING RATE DISTRIBUTION FROM 1ST CAPITAL II FOR THE
POSED OF. See "Description of the Subordinated                      PERIOD PRIOR TO SUCH DISPOSITION) WILL NEVERTHELESS BE
Debentures--Option to Extend Interest Payment Period,"              REQUIRED TO INCLUDE ACCRUED BUT UNPAID INTEREST ON THE
"Certain Federal Income Tax Consequences--Potential Extension       FLOATING RATE SUBORDINATED DEBENTURES THROUGH THE DATE OF
of Interest Payment Period and Original Issue Discount" and         DISPOSITION IN INCOME AS ORDINARY INCOME AND TO ADD SUCH
"--Disposition of Preferred Securities."                            AMOUNT TO ITS ADJUSTED TAX BASIS IN ITS PRO RATA SHARE OF THE
                                                                    UNDERLYING FLOATING RATE SUBORDINATED DEBENTURES DEEMED
                                                                    DISPOSED OF. See "Description of the Subordinated
                                                                    Debentures--Option to Extend Interest Payment Period,"
                                                                    "Certain Federal Income Tax Consequences--Potential Extension
                                                                    of Interest Payment Period and Original Issue Discount" and
                                                                    "--Disposition of Preferred Securities."

    The Company and 1st Capital I believe that, taken                   The Company and 1st Capital II believe that, taken together,
together, the obligations of the Company under the Fixed Rate       the obligations of the Company under the Floating Rate
Guarantee, the Fixed Rate Trust Agreement, the Fixed Rate           Guarantee, the Floating Rate Trust Agreement, the Floating
Subordinated Debentures, the Fixed Rate Indenture and the           Rate Subordinated Debentures, the Floating Rate Indenture and
related Expense Agreement (each as defined herein) provide, in      the related Expense Agreement (each as defined herein) provide,
the aggregate, a full, irrevocable and unconditional guaranty,      in the aggregate, a full, irrevocable and unconditional
on a subordinated basis, of all of the obligations of 1st           guaranty, on a subordinated basis, of all of the obligations
Capital I under the Fixed Rate Preferred Securities. See            of 1st Capital II under the Floating Rate Preferred
Relationship Among the Preferred Securities, the                    Securities. See "Relationship Among the Preferred Securities,
Subordinated Debentures and the Guarantee--Full and                 the Subordinated Debentures and the Guarantee--Full and
Unconditional Guarantee." The Fixed Rate Guar-                      Unconditional Guarantee." The Floating

     (FIXED RATE PREFERRED SECURITIES--continued on next page)        (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                      iii

(FIXED RATE PREFERRED SECURITIES--continued from previous           (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                               page)

antee of the Company guarantees the payment of Fixed Rate           Rate Guarantee of the Company guarantees the payment of
Distributions and payments on liquidation or redemption             Floating Rate Distributions and payments on liquidation
of the Fixed Rate Preferred Securities, but only in each            or redemption of the Floating Rate Preferred Securities,
case to the extent of funds held by 1st Capital I, as               but only in each case to the extent of funds held
described herein. See "Description of the Guarantee--               by 1st Capital II, as described herein. See "Description of
General." If the Company does not make interest payments            the Guarantees--General." If the Company does not make
on the Fixed Rate Subordinated Debentures held by 1st Capital       interest payments on the Floating Rate Subordinated Debentures
I , 1st Capital I will have insufficient funds to pay Fixed         held by 1st Capital II, 1st Capital II will have insufficient
Rate Distributions on the Fixed Rate Preferred Securities. The      funds to pay Floating Rate Distributions on the Floating Rate
Fixed Rate Guarantee does not cover payments of Fixed Rate Dis-     Preferred Securities. The Floating Rate Guarantee does not
tributions when 1st Capital I does not have sufficient funds        cover payments of Floating Rate Distributions when 1st Capital
to pay such Fixed Rate Distributions. In such event, a holder       II does not have sufficient funds to pay such Floating Rate
of Fixed Rate Preferred Securities may institute a legal            Distributions. In such event, a holder of Floating Rate
proceeding directly against the Company pursuant to the terms       Preferred Securities may institute a legal proceeding directly
of the Fixed Rate Indenture to enforce payments of amounts          against the Company pursuant to the terms of the Floating Rate
equal to such Fixed Rate Distributions to such holder. See          Indenture to enforce payments of amounts equal to such
"Description of the Subordinated Debentures--Enforcement of         Floating Rate Distributions to such holder. See "Description
Certain Rights by Holders of the Preferred Securities." The         of the Subordinated Debentures--Enforcement of Certain Rights
obligations of the Company under the Fixed Rate Guarantee and       by Holders of the Preferred Securities." The obligations of
the Fixed Rate Preferred Securities are subordinate and junior      the Company under the Floating Rate Guarantee and the Floating
in right of payment to all Senior Debt, Subordinated Debt and       Rate Preferred Securities are subordinate and junior in right
Additional Senior Obligations (each as defined herein) of the       of payment to all Senior Debt, Subordinated Debt and
Company. The Fixed Rate Subordinated Debentures are unsecured       Additional Senior Obligations (each as defined herein) of the
obligations of the Company and are subordinated to all Senior       Company. The Floating Rate Subordinated Debentures are
Debt, Subordinated Debt and Additional Senior Obligations of        unsecured obligations of the Company and are subordinated to
the Company.                                                        all Senior Debt, Subordinated Debt and Additional Senior
                                                                    Obligations of the Company.

    The Fixed Rate Preferred Securities are subject to                  The Floating Rate Preferred Securities are subject to
mandatory redemption, in whole or in part, upon repayment of        mandatory redemption, in whole or in part, upon repayment of
the Fixed Rate Subordinated Debentures at maturity or their         the Floating Rate Subordinated Debentures at maturity or their
earlier redemption. Subject to Federal Reserve approval, if         earlier redemption. Subject to Federal Reserve approval, if
then required under applicable capital guidelines or policies       then required under applicable capital guidelines or policies
of the Federal Reserve, the Fixed Rate Subordinated Debentures      of the Federal Reserve, the Floating Rate Subordinated
are redeemable prior to maturity at the option of the Company       Debentures are redeemable prior to maturity at the option of
(i) on or after March 31, 2002, in whole at any time or in          the Company (i) on or after March 31, 2002, in whole at any
part from time to time, or (ii) at any time, in whole (but not      time or in part from time to time, or (ii) at any time, in
in part), within 180 days following the occurrence of a Tax         whole (but not in part), within 180 days following the occur-
Event, a Capital Treatment Event or an Investment Company           rence of a Tax Event, a Capital Treatment Event or an
Event (each as defined herein), in each case at a redemption        Investment Company Event (each as defined herein), in each
price equal to the accrued and unpaid interest on the Fixed         case at a redemption price equal to the accrued and unpaid
Rate Subordinated Debentures so redeemed to the date fixed for      interest on the Floating Rate Subordinated Debentures so
redemption, plus 100% of the principal amount thereof. See          redeemed to the date fixed for redemption, plus 100% of the
"Description of the Preferred Securities--Redemption or             principal amount thereof. See "Description of the Preferred
Exchange."                                                          Securities--Redemption or Exchange."

    The Company has the right at any time to dissolve, wind-up          The Company has the right at any time to dissolve, wind-up
or terminate 1st Capital I subject to the Company having            or terminate 1st Capital II subject to the Company having
received prior approval of the Federal Reserve to do so if          received prior approval of the Federal Reserve to do so if
then required under applicable capital guidelines or policies       then required under applicable capital guidelines or policies
of the Federal Reserve. In the event of the voluntary or            of the Federal Reserve. In the event of the voluntary or
involuntary dissolution,                                            involuntary dissolution,

     (FIXED RATE PREFERRED SECURITIES--continued on next page)        (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                      iv

(FIXED RATE PREFERRED SECURITIES--continued from previous           (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                               page)

winding up or termination of 1st Capital I, after                   winding up or termination of 1st Capital II, after
satisfaction of liabilities to creditors of 1st Capital             satisfaction of liabilities to creditors of 1st Capital
I as required by applicable law, the holders of Fixed Rate          II as required by applicable law, the holders of Floating
Preferred Securities will be entitled to receive a Fixed            Rate Preferred Securities will be entitled to receive a
Rate Liquidation Amount of $25 per Fixed Rate Preferred             Floating Rate Liquidation Amount of $25 per Floating Rate
Security, plus accumulated and unpaid Fixed Rate Dis-               Preferred Security, plus accumulated and unpaid Floating Rate
tributions thereon to the date of payment, which may be in the      Distributions thereon to the date of payment, which may be in
form of a Fixed Rate Subordinated Debenture having an               the form of a Floating Rate Subordinated Debenture having an
aggregate principal amount equal to the Fixed Rate Liquidation      aggregate principal amount equal to the Floating Rate
Amount of such Fixed Rate Preferred Securities (and carrying        Liquidation Amount of such Floating Rate Preferred Securities
with it accumulated interest in an amount equal to the              (and carrying with it accumulated interest in an amount equal
accumulated and unpaid Fixed Rate Distributions then due on         to the accumulated and unpaid Floating Rate Distributions then
such Fixed Rate Preferred Securities), subject to certain ex-       due on such Floating Rate Preferred Securities), subject to
ceptions. See "Description of the Preferred Securi-                 certain exceptions. See "Description of the Preferred
ties--Redemption or Exchange" and "--Liquidation                    Securities--Redemption or Exchange" and "--Liquidation
Distribution Upon Termination."                                     Distribution Upon Termination."


                       --------------------------------

    The Company will provide to the holders of the Preferred Securities quarterly reports containing unaudited financial statements, if such reports are furnished to the holders of the Company's common stock, and annual reports containing financial statements audited by the Company's independent auditors. The Company will also furnish annual reports on Form 10-K and quarterly reports on Form 10-Q free of charge to holders of the Preferred Securities who so request in writing addressed to the Treasurer of the Company.

                       --------------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ STOCK MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     [MAP]

                              PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information appearing elsewhere (or incorporated by reference) in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment options will not be exercised. Prospective investors should carefully consider the information set forth under the heading "Risk Factors."

    All textual information contained in a left-hand column of this Prospectus is applicable only to the Fixed Rate Preferred Securities and all textual information contained in a right-hand column of this Prospectus is applicable only to the Floating Rate Preferred Securities. All information contained in a full-width text portion of this Prospectus, which is not otherwise identified as applicable to a specific type of security, should be read as applicable to either or both of the Fixed Rate Preferred Securities and the Floating Rate Preferred Securities. Defined terms used in the full-width text portion of this Prospectus are not, therefore, preceded by the words "Fixed Rate" or "Floating Rate" and the term 1st Capital is not followed by the designation
"I" or "II."

                                  THE COMPANY

GENERAL

    1st Source Corporation (the "Company") is an Indiana corporation and registered bank holding company headquartered in South Bend, Indiana. At December 31, 1996, the Company had assets of $2.08 billion, deposits of $1.63 billion and total shareholders' equity of $171.8 million. The Company, through its principal subsidiary 1st Source Bank (the "Bank"), delivers a comprehensive range of consumer and commercial banking services to individual and business customers through 42 banking locations in the northern Indiana/southwestern Michigan market area. The Bank also competes for business nationwide by offering specialized financing services for used private aircraft, automobiles for leasing and rental agencies, heavy duty trucks and construction equipment.

    The Company's other subsidiaries include 1st Source Leasing, Inc., an originator and servicer of personal property leases to businesses nationwide, 1st Source Insurance, Inc., a general property and casualty insurance agency in South Bend, 1st Source Capital Corporation, a licensed small business investment company, and Trustcorp Mortgage Company, a mortgage banking company with three offices in Indiana and one each in Ohio, Illinois and Missouri.

    The principal executive office of the Company is located at 100 North Michigan Street, South Bend, Indiana 46601 and its telephone number is (219) 235-2000.

    Over the past five years, the Company has experienced strong, consistent growth in its shareholders' equity, net income and earnings per share. Since December 31, 1992, total shareholders' equity has increased by 59.4%. During the same time frame net income and earnings per share have grown by a compounded annual rate of 13.6% and 13.3% to $23.2 million and $1.45, respectively. Over the past five years, the Company's return on average assets has averaged 1.17% and its return on average equity has averaged 14.38%.

                                                                        YEAR ENDED DECEMBER 31,
                                                   ----------------------------------------------------------------
                                                   1996           1995           1994           1993           1992
                                                   ----           ----           ----           ----           ----
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Income...................................    $ 23,203       $ 21,042       $ 18,465       $ 16,722       $ 13,918
Net Income per share.........................        1.45           1.31           1.16           1.05            .88
Shareholders' equity.........................     171,833        152,601        129,082        125,539        107,797
Return on average equity.....................       14.38%         14.75%         14.49%         14.52%         13.76%
Return on average assets.....................        1.22%          1.25%          1.19%          1.16%          1.05%

BUSINESS STRATEGY AND OBJECTIVES

    The Company has identified several business objectives and strategies which focus on growth and customer service. The principal objectives of the Company have been to (i) increase financial performance and market share, (ii) provide exceptional customer service, (iii) enhance credit quality, and (iv) maintain cost controls. The Company has employed the following strategies in furtherance of its business objectives:

* INCREASE MARKET SHARE IN EACH MARKET SERVED AND AS A PERCENTAGE OF EACH CUSTOMER'S RELATIONSHIP. The Company opened ten new banking locations in 1996 as part of its banking center expansion program designed to maintain its position as one of the dominant financial institutions in the South Bend/Elkhart market area -- which includes eight counties in northern Indiana and two counties in southwestern lower Michigan. Management believes that such a strategy allows the most effective and efficient use of the Company's marketing resources and assures that the Company's banking offices are accessible to a majority of the people residing in the markets served. The Company's goal is to deliver highly personal and superior customer services through each of its banking facilities and to meet a higher percentage of each customer's financial needs through personal relationship management.

* EXPAND FEE-BASED BUSINESSES. The Company currently provides a number of fee-based services to its clients, the major services being trust, mortgage banking, equipment leasing, property and casualty insurance, and securitized loan servicing. The Company believes that additional sources of fee income are available from existing relationships and that the existing fee-based product line can be used effectively in developing new relationships with customers. The Company also believes that customers are more loyal and responsive to its products and services when a large percentage of a customer's financial services are provided directly by the Company. The Company's fee-based businesses are designed to deepen the strength of the relationship between the Company and its customers. Fee income (excluding securities and other non-recurring gains and losses) has increased from $13 million for the year ended December 31, 1992 (or 18.0% of total revenue) to $25 million for the year ended December 31, 1996 (or 24.2% of total revenue).

* EXPAND THE NATIONAL NICHE BUSINESSES ACROSS THE UNITED STATES TAKING ADVANTAGE OF SPECIALIZED OPPORTUNITIES. The Company caters to specialized national market niches that management believes are not being well served by either the credit subsidiaries of manufacturers or by other financial institutions. Asset-based lending and personal relationship management of the customer base, together with an efficient method of operation, is the focus of the Bank's Transportation and Equipment Financing Group, which provides such services. Additional experienced sales people have been and will be added to ensure better geographic coverage in areas of opportunity. The Company has also pursued a strategy of securitizing loan receivables so that business growth is not totally dependent on deposit funding. Loans of approximately $552 million, or 37.9% of the Company's consolidated total loans, were attributable to the Group at December 31, 1996, compared to loans of approximately $340 million, or 35.6% of the Company's consolidated total loans, which were attributable to the Group at December 31, 1992.

* ACTIVELY MANAGING CREDIT QUALITY. The Company has adopted a proactive credit management process with loan officers maintaining responsibility for the quality of the credits they originate and manage. The credit management process is supported by a collective and collaborative review and approval process and is balanced by a review, evaluation and grading process undertaken by the Company's independent loan review department. Senior management is actively involved in the management of the process and incentive compensation is impacted by the Company's overall credit experience.

BANKING AND FINANCIAL SERVICES

    The organization provides financial services through the following groups:

    Personal and Small Business Banking Group. The Bank's Personal and Small Business Banking Group serves individuals and small businesses with direct lending, credit cards, auto leasing, personal trust, brokerage services, and a wide range of deposit products. Besides traditional branch locations, alternative delivery systems are in place to enhance customer service. Certificates of deposit are offered on the Internet and customers also can use their telephone to check their account balances and transfer funds 24 hours a day. A centralized "loan by phone" system provides customers with immediate loan decisions while they are on the phone and coordinates product delivery through the local banking offices. The organization's goal is to continue to improve the match between a customer's individual needs and the Bank's products and services.

    Commercial Banking Group. The Bank's Commercial Banking Group provides a wide range of services to business customers, including loans and leases, investments, international services, corporate cash management and employee benefit trust services. Customers can initiate deposit and loan transactions, check balances and account clearings, and transfer funds among accounts on a daily basis using a direct-access PC to communicate with the Bank. The Group's primary focus is privately-held or closely-controlled firms, which have annual sales between $2 million and $100 million and are doing business or are located within an 80-mile radius of South Bend.

    Transportation and Equipment Financing Group. The Bank's Transportation and Equipment Financing Group offers specialized financing services nationwide. The Group serves a limited number of high-quality automobile leasing and rental companies, truck leasing companies and manufacturers of specialized truck bodies, finances used aircraft nationwide, and provides lending services to dealers, contractors and other end users of construction equipment. The Group has employees located in Georgia, Indiana, Kansas, Michigan, Pennsylvania, Texas, Washington and Wisconsin.

    Mortgage Banking Group. Trustcorp Mortgage Company, a subsidiary of the Company, is a mortgage banking company operating on a regional basis. Locations include three offices in Indiana, one in Columbus, Ohio and newly opened offices in suburban St. Louis and Chicago.

    The following table sets forth the distribution of net loans among each of the Company's operating Groups as of December 31, 1996:

                                                         DECEMBER 31, 1996
                                                      ------------------------
                                                                       % OF
                 OPERATING GROUP                      NET LOANS      NET LOANS
                 ---------------                      ---------      ---------
                                                       (DOLLARS IN THOUSANDS)
Transportation and Equipment Financing............    $551,876           38%
Commercial Banking................................     472,730           33%
Personal and Small Business Banking...............     366,786           25%
Trustcorp Mortgage Company........................      64,171            4%

OWNERSHIP

    As of February 14, 1997, the directors and executive officers of the Company and their immediate families owned approximately 43.5% of the Company's common stock and, as a result, exercise substantial control over the Company.

                                                    1ST CAPITAL TRUSTS
               1ST CAPITAL I                                                        1ST CAPITAL II
(FIXED RATE PREFERRED SECURITIES)                                   (FLOATING RATE PREFERRED SECURITIES)
    1st Capital I is a statutory business trust                         1st Capital II is a statutory business trust formed
formed under Delaware law pursuant to (i) a trust                   under Delaware law pursuant to (i) a trust agreement,
agreement, dated as of February 20, 1997, executed                  dated as of February 27, 1997, executed by the Com-
by the Company, as depositor, and the trustees of                   pany, as depositor, and the trustees of 1st Capital II
1st Capital I (together with the Fixed Rate                         (together with the Floating Rate Property Trustee, the
Property Trustee, the "Fixed Rate Trustees") and                    "Floating Rate Trustees"), and (ii) a certificate of trust
amended and restated as of February 27, 1997, and                   filed with the Secretary of State of the State of Dela-
(ii) a certificate of trust filed with the                          ware on February 27, 1997. The initial trust agreement
Secretary of State of the State of Delaware on                      will be amended and restated in its entirety (as so
February 20, 1997 and amended and restated as of                    amended and restated, the "Floating Rate Trust Agree-
February 27, 1997. The initial trust agreement                      ment") substantially in the form filed as an exhibit to
will be amended and restated in its entirety (as                    the Registration Statement (as defined herein) of which
so amended and restated, the "Fixed Rate Trust                      this Prospectus forms a part. The Floating Rate Trust
Agreement") substantially in the form filed as an                   Agreement will be qualified as an indenture under the
exhibit to the Registration Statement (as defined                   Trust Indenture Act of 1939, as amended (the "Trust
herein) of which this Prospectus forms a part. The                  Indenture Act"). Upon issuance of the Floating Rate
Fixed Rate Trust Agreement will be qualified as an                  Preferred Securities, the purchasers thereof will own all
indenture under the Trust Indenture Act of 1939,                    of the Floating Rate Preferred Securities. The Com-
as amended (the "Trust Indenture Act"). Upon                        pany will acquire all of the Floating Rate Common
issuance of the Fixed Rate Preferred Securities,                    Securities which will represent an aggregate liquidation
the purchasers thereof will own all of the Fixed                    amount equal to at least 3% of the total capital of 1st
Rate Preferred Securities. The Company will ac-
quire all of the Fixed Rate Common Securities which

    (FIXED RATE PREFERRED SECURITIES--continued on next page)           (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                       4


(FIXED RATE PREFERRED SECURITIES--continued from previous           (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                               page)

will represent an aggregate liquidation amount equal to at          Capital II. The Floating Rate Common Securities will rank pari
least 3% of the total capital of 1st Capital I. The Fixed Rate      passu, and payments will be made thereon pro rata, with the
Common Securities will rank pari passu, and payments will be        Floating Rate Preferred Securities, except that upon the
made thereon pro rata, with the Fixed Rate Preferred                occurrence and during the continuance of an Event of Default
Securities, except that upon the occurrence and during the          (as defined herein) under the Floating Rate Trust Agreement
continuance of an Event of Default (as defined herein) under        resulting from a Debenture Event of Default, the rights of the
the Fixed Rate Trust Agreement resulting from a Debenture           Company as holder of the Floating Rate Common Securities to
Event of Default, the rights of the Company as holder of the        payment in respect of Floating Rate Distributions and pay-
Fixed Rate Common Securities to payment in respect of Fixed         ments upon liquidation, redemption or otherwise will be
Rate Distributions and payments upon liquidation, redemption        subordinated to the rights of the holders of the Floating Rate
or otherwise will be subordinated to the rights of the holders      Preferred Securities. See "Description of the Preferred
of the Fixed Rate Preferred Securities. See "Description of         Securities--Subordination of Common Securities." 1st Capital
the Preferred Securities--Subordination of Common                   II exists for the exclusive purposes of (i) issuing the
Securities." 1st Capital I exists for the exclusive purposes        Floating Rate Trust Securities representing undivided
of (i) issuing the Fixed Rate Trust Securities representing         beneficial interests in the assets of 1st Capital II, (ii)
undivided beneficial interests in the assets of 1st Capital I,      investing the gross proceeds of the Floating Rate Trust
(ii) investing the gross proceeds of the Fixed Rate Trust           Securities in the Floating Rate Subordinated Debentures issued
Securities in the Fixed Rate Subordinated Debentures issued by      by the Company, and (iii) engaging in only those other
the Company, and (iii) engaging in only those other activities      activities necessary, advisable, or incidental thereto. The
necessary, advisable, or incidental thereto. The Fixed Rate         Floating Rate Subordinated Debentures and payments thereunder
Subordinated Debentures and payments thereunder will be the         will be the only assets of 1st Capital II and payments under
only assets of 1st Capital I and payments under the Fixed Rate      the Floating Rate Subordinated Debentures will be the only
Subordinated Debentures will be the only revenue of 1st             revenue of 1st Capital II. 1st Capital II has a term of 55
Capital I. 1st Capital I has a term of 55 years, but may            years, but may terminate earlier as provided in the Floating
terminate earlier as provided in the Fixed Rate Trust               Rate Trust Agreement. The principal executive office of 1st
Agreement. The principal executive office of 1st Capital I is       Capital II is 100 North Michigan Street, South Bend, Indiana
100 North Michigan Street, South Bend, Indiana 46601, and its       46601, and its telephone number is (219) 235-2000.
telephone number is (219) 235-2000.

    The number of Fixed Rate Trustees will, pursuant to the             The number of Floating Rate Trustees will, pursuant to the
Fixed Rate Trust Agreement, initially be five. Three of the         Floating Rate Trust Agreement, initially be five. Three of the
Fixed Rate Trustees (the "Fixed Rate Administrative                 Floating Rate Trustees (the "Floating Rate Administrative
Trustees") will be persons who are employees or officers of,        Trustees") will be persons who are employees or officers of,
or who are affiliated with, the Company. The fourth trustee         or who are affiliated with, the Company. The fourth trustee
will be a financial institution that is unaffiliated with the       will be a financial institution that is unaffiliated with the
Company, which trustee will serve as institutional trustee          Company, which trustee will serve as institutional trustee
under the Fixed Rate Trust Agreement and as indenture trustee       under the Floating Rate Trust Agreement and as indenture
for the purposes of compliance with the provisions of the           trustee for the purposes of compliance with the provisions of
Trust Indenture Act (the "Fixed Rate Property Trustee").            the Trust Indenture Act (the "Floating Rate Property
State Street Bank and Trust Company, a state chartered trust        Trustee"). State Street Bank and Trust Company, a state
company organized under the laws of the Commonwealth of             chartered trust company organized under the laws of the Com-
Massachusetts, will be the Fixed Rate Property Trustee until        monwealth of Massachusetts, will be the Floating Rate Property
removed or replaced by the holder of the Fixed Rate Common          Trustee until removed or replaced by the holder of the
Securities. For purposes of compliance with the provisions of       Floating Rate Common Securities. For purposes of compliance
the Trust Indenture Act, State Street Bank and Trust Company        with the provisions of the Trust Indenture Act, State Street
will also act as trustee (the "Fixed Rate Guarantee                 Bank and Trust Company will also act as trustee (the
Trustee") under the Fixed Rate Guarantee and as                     "Floating Rate Guarantee Trustee") under the Floating Rate
                                                                    Guarantee and as

     (FIXED RATE PREFERRED SECURITIES--continued on next page)        (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                       5

(FIXED RATE PREFERRED SECURITIES--continued from previous           (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                               page)

Fixed Rate Debenture Trustee (as defined herein) under the          Floating Rate Debenture Trustee (as defined herein) under the
Fixed Rate Indenture. The fifth trustee will be an entity that      Floating Rate Indenture. The fifth trustee will be an entity
maintains its principal place of business in the State of           that maintains its principal place of business in the State of
Delaware (the "Fixed Rate Delaware Trustee"). Wilmington            Delaware (the "Floating Rate Delaware Trustee"). Wilmington
Trust Company, a Delaware chartered trust company, will act as      Trust Company, a Delaware chartered trust company, will act as
Fixed Rate Delaware Trustee.                                        Floating Rate Delaware Trustee.

    The Fixed Rate Property Trustee will hold title to the              The Floating Rate Property Trustee will hold title to the
Fixed Rate Subordinated Debentures for the benefit of the           Floating Rate Subordinated Debentures for the benefit of the
holders of the Fixed Rate Trust Securities and                      holders of the Floating Rate Trust Securities and in such
in such capacity will have the power to exercise all rights,        capacity will have the power to exercise all rights, powers
powers and privileges under the Fixed Rate Indenture. The           and privileges under the Floating Rate Indenture. The Floating
Fixed Rate Property Trustee will also maintain exclusive            Rate Property Trustee will also maintain exclusive control of
control of a segregated non-interest-bearing bank account (the      a segregated non-interest-bearing bank account (the
"Fixed Rate Property Account") to hold all payments made in         "Floating Rate Property Account") to hold all payments made
respect of the Fixed Rate Subordinated Debentures for the           in respect of the Floating Rate Subordinated Debentures for
benefit of the holders of the Fixed Rate Trust Securities. The      the benefit of the holders of the Floating Rate Trust
Fixed Rate Property Trustee will make payments of Fixed Rate        Securities. The Floating Rate Property Trustee will make
Distributions and payments on liquidation, redemption and           payments of Floating Rate Distributions and payments on
otherwise to the holders of the Fixed Rate Trust Securities         liquidation, redemption and otherwise to the holders of the
out of funds from the Fixed Rate Property Account. The Fixed        Floating Rate Trust Securities out of funds from the Floating
Rate Guarantee Trustee will hold the Fixed Rate Guarantee for       Rate Property Account. The Floating Rate Guarantee Trustee
the benefit of the holders of the Fixed Rate Preferred              will hold the Floating Rate Guarantee for the benefit of the
Securities. The Company, as the holder of all the Fixed Rate        holders of the Floating Rate Preferred Securities. The
Common Securities, will have the right to appoint, remove or        Company, as the holder of all the Floating Rate Common
replace any Fixed Rate Trustee and to increase or decrease the      Securities, will have the right to appoint, remove or replace
number of Fixed Rate Trustees. The Company will pay all fees        any Floating Rate Trustee and to increase or decrease the
and expenses related to 1st Capital I and the offering of the       number of Floating Rate Trustees. The Company will pay all
Fixed Rate Trust Securities.                                        fees and expenses related to 1st Capital II and the offering of the Floating Rate Trust Securities.

    The rights of the holders of the Fixed Rate Preferred               The rights of the holders of the Floating Rate Preferred
Securities, including economic rights, rights to information        Securities, including economic rights, rights to information
and voting rights, are set forth in the Fixed Rate Trust            and voting rights, are set forth in the Floating Rate Trust
Agreement, the Delaware Business Trust Act (the "Trust Act")        Agreement, the Delaware Business Trust Act (the "Trust Act")
and the Trust Indenture Act. See "Description of the                and the Trust Indenture Act. See "Description of the
Preferred Securities."                                              Preferred Securities."

                                                         THE OFFERING

    The Fixed Rate Preferred Securities and the Floating Rate Preferred Securities are being offered hereby separately and not as units. Neither the sale of the Fixed Rate Preferred Securities nor the sale of the Floating Rate Preferred Securities is contingent upon the sale of the other security.

(FIXED RATE PREFERRED SECURITIES)                                (FLOATING RATE PREFERRED SECURITIES)

Fixed Rate                                                       Floating Rate
 Securities                                                       Securities
 Offered.........1,000,000 Fixed Rate Preferred Securities        Offered.........600,000 Floating Rate Preferred Securities
                 having a Fixed Rate Liquidation Amount of $25                    having a Floating Rate Liquidation Amount of
                 per Fixed Rate Preferred Security. The Fixed                     $25 per Floating Rate Preferred Security. The
                 Rate Preferred Securities represent pre-                         Floating Rate Preferred Securities represent
                 ferred undivided beneficial interests in the                     preferred undivided beneficial interests in
                 assets of 1st Capital I, which will consist                      the assets of 1st Capital II, which will
                 solely of the Fixed Rate Subordinated                            consist solely of the Floating Rate Subordi-
                 Debentures and payments thereunder. 1st                          nated Debentures and payments thereunder. 1st
                 Capital I has granted the Underwriters an                        Capital II has granted the Underwriters an
                 option, exercisable within 30 days after the                     option, exercisable within 30 days after the
                 date of this Prospectus, to purchase up to an                    date of this Prospectus, to purchase up to an
                 additional 100,000 Fixed Rate Preferred                          additional 90,000 Floating Rate Preferred
                 Securities at the initial offering price,                        Securities at the initial offering price,
                 solely to cover over-allotments, if any.                         solely to cover over-allotments, if any.


Fixed Rate                                                       Floating Rate
 Distributions...The Fixed Rate Distributions payable on each     Distributions...The Floating Rate Distributions payable on
                 Fixed Rate Preferred Security will be fixed                      each Floating Rate Preferred Security will
                 at a rate per annum of   % of the Fixed Rate                     float at the Floating Distribution Rate
                 Liquidation Amount of $25 per Fixed Rate                         applied to the Liquidation Amount of $25 per
                 Preferred Security, will be cumulative, will                     Floating Rate Preferred Security, will be
                 accrue from           , 1997, the date of                        cumulative, will accrue from           ,
                 issuance of the Fixed Rate Preferred Se-                         1997, the date of issuance of the Floating
                 curities, and will be payable quarterly in                       Rate Preferred Securities, and will be
                 arrears, on March 31, June 30, September 30                      payable quarterly in arrears, on March 31,
                 and December 31 of each year, with the first                     June 30, September 30 and December 31 of each
                 Fixed Rate Distribution payable on June 30,                      year, with the first Floating Rate
                 1997. See "Description of the Preferred                          Distribution payable on June 30, 1997. The
                 Securities--Distributions--Payment of                            Floating Distribution Rate is equal to the
                 Distributions."                                                  sum of the 3-month Treasury (determined as
                                                                                  provided herein) plus   %; provided, however,
                                                                                  that the Floating Distribution Rate for the
                                                                                  Floating Rate Distribution Period ending on (but
                                                                                  excluding) March 31, 1997 will be   %. See
                                                                                  "Description of the Preferred Securities--
                                                                                  Distributions-- Payment of Distributions."
     (FIXED RATE PREFERRED SECURITIES--continued on next page)     (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                       7


(FIXED RATE PREFERRED SECURITIES--continued from previous        (FLOATING RATE PREFERRED SECURITIES--continued from previous
  page)                                                            page)

Nasdaq National                                                  Nasdaq National
 Market                                                           Market
 Symbol..........Application has been made to have the Fixed      Symbol..........Application has been made to have the
                 Rate Preferred Securities approved for                           Floating Rate Preferred Securities approved
                 quotation on The Nasdaq Stock Market's                           for quotation on The Nasdaq Stock Market's
                 National Market under the symbol "SRCEP."                        National Market under the symbol "SRCEO."

Option to Extend Interest
  Payment Period..............  The Company has the right, at any time, so long as no Debenture Event of
                                Default has occurred and is continuing, to defer payments of interest on the Subordinated Debentures for a period not exceeding 20 consecutive quarters; provided, that no Extended Interest Payment Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of the extension by the Company of the interest payment period, quarterly
                                Distributions on the Preferred Securities will be deferred (though such
                                Distributions would continue to accrue with interest thereon compounded quarterly, since interest will continue to accrue and compound on the
                                Subordinated Debentures) during any such Extended Interest Payment Period.
                                During an Extended Interest Payment Period, the Company will be prohibited, subject to certain exceptions described herein, from declaring or paying any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Subordinated Debentures.
                                Although the Company may exercise the rights described herein with regard to the Fixed Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, the Fixed Rate
                                Subordinated Debentures and the Floating Rate Subordinated Debentures will rank pari passu and, therefore, if the Company elects to defer the payment of interest on one, it would not be permitted to make interest payments with respect to the other. Upon the termination of any Extended Interest
                                Payment Period and the payment of all amounts then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. See "Description of the Preferred Securi-
                                ties--Distributions--Extension Period" and "Description of the
                                Subordinated Debentures--Option to Extend Interest Payment Period."

                                Should an Extended Interest Payment Period occur, holders of Preferred
                                Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. See "Certain Federal Income Tax Consequences--Potential
                                Extension of Interest Payment Period and Original Issue Discount."

                                       8

Optional Redemption...........  The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Subordinated Debentures at maturity or their earlier redemption. Subject to Federal Reserve approval, if then required under applicable capital guidelines or policies of the Federal Reserve, the
                                Subordinated Debentures are redeemable prior to maturity at the option of the
                                Company (i) on or after March 31, 2002, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 180 days following the occurrence of a Tax Event, a Capital Treatment Event or an
                                Investment Company Event, in each case at the redemption price equal to 100%
                                of the principal amount of the Subordinated Debenture, together with any accrued but unpaid interest to the date fixed for redemption. The Company may exercise the rights described herein with regard to the Fixed Rate
                                Subordinated Debentures independent of such rights with regard to the
                                Floating Rate Subordinated Debentures, and vice versa. See "Description of the Subordinated Debentures--Redemption or Exchange."

Distribution of Subordinated
  Debentures..................  The Company has the right at any time to terminate the Preferred Securities and cause the Subordinated Debentures to be distributed to holders of
                                Preferred Securities in liquidation of 1st Capital, subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal
                                Reserve. The Company may exercise the rights described herein with regard to the Fixed Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, and vice versa. See
                                "Description of the Preferred Securities--Redemption or Exchange" and
                                "Description of the Preferred Securities--Liquidation Distribution Upon
                                Termination."

Guarantee.....................  The Company has guaranteed the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by 1st Capital, as described herein. The
                                Company and 1st Capital believe that, taken together, the obligations of the Company under the Guarantee, the Trust Agreement, the Subordinated
                                Debentures, the Indenture and the Expense Agreement provide, in the aggregate, a full, irrevocable and unconditional guaranty, on a subordinated basis, of all of the obligations of 1st Capital under the
                                Preferred Securities. The obligations of the Company under the Guarantee and the Preferred Securities are subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of
                                the Company. If the Company does not make principal or interest payments on the Subordinated Debentures, 1st Capital will not have sufficient funds to make distributions on the Preferred Securities; in which event, the
                                Guarantee will not apply to such Distributions until 1st Capital has sufficient funds available therefor. The Fixed Rate Guarantee will be executed by the Company for the sole benefit of the holders of the Fixed
                                Rate Preferred Securities and the Floating Rate Guarantee will be executed by the Company for the sole benefit of the holders of the Floating Rate
                                Preferred Securities. Holders of Fixed Rate Preferred Securities will, therefore, have no rights under the Floating Rate Guarantee, and holders of
                                Floating Rate Preferred Securities will have no rights under the Fixed Rate
                                Guarantee. See "Description of the Guarantee."

                                       9

Voting Rights.................  The holders of the Preferred Securities generally will have no voting rights except in limited circumstances. See "Description of the Preferred
                                Securities--Voting Rights; Amendment of Trust Agreement."

Use of Proceeds...............  The proceeds from the sale of the Preferred Securities offered hereby will be used by 1st Capital to purchase the Subordinated Debentures issued by the Company. The Company intends to use the net proceeds from the sale of the Subordinated Debentures for general corporate purposes. These may include, without limitation, the repurchase of common stock, the repayment of long term debt, the funding of investments in or extensions of credit to the Company's subsidiaries and the making of investments in or possibly acquiring businesses which enhance the Company's long-term growth or improve or expand the Company's products, services or markets. Pending their application for any or all of such purposes, the net proceeds may be invested in investment grade financial instruments. See "Use of
                                Proceeds."

                     SELECTED CONSOLIDATED FINANCIAL DATA
                                                  YEAR ENDED DECEMBER 31,
                               ------------------------------------------------------------
                               1996          1995          1994          1993          1992
                               ----          ----          ----          ----          ----
                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

SELECTED RESULTS OF
  OPERATIONS:

Interest income..........   $  148,820    $  135,115    $  112,942    $  104,104    $  106,319
Interest expense.........       73,429        64,946        47,709        44,578        50,227
                            ----------    ----------    ----------    ----------    ----------
Net interest income......       75,391        70,169        65,233        59,526        56,092
Provision for loan
  losses.................        4,649         2,757         4,197         3,533         3,724
                            ----------    ----------    ----------    ----------    ----------
Net interest income after
  provision for loan
  losses.................       70,742        67,412        61,036        55,993        52,368
Other noninterest
  income.................       25,479        19,492        14,874        14,301        12,216
Noninterest expense......       60,622        54,861        49,577        46,428        43,674
                            ----------    ----------    ----------    ----------    ----------
  Income before income
    tax expense..........       35,599        32,043        26,333        23,866        20,910
Income tax expense.......       12,396        11,001         7,868         7,144         6,296
                            ----------    ----------    ----------    ----------    ----------
  Net income before
    cumulative effect of
    accounting change....       23,203        21,042        18,465        16,722        14,614
Cumulative effect of
  accounting change......           --            --            --            --          (696)
                            ----------    ----------    ----------    ----------    ----------
  Net income.............   $   23,203    $   21,042    $   18,465    $   16,722    $   13,918
                            ==========    ==========    ==========    ==========    ==========

PER SHARE DATA:<F1>
Net income (primary and
  fully diluted).........   $     1.45    $     1.31    $     1.16    $     1.05    $     0.88
Cash dividends
  declared...............        0.264         0.229         0.203         0.175         0.148
Book value...............        11.02          9.80          8.22          7.96          6.90
Dividend payout ratio....        18.21%        17.48%        17.50%        16.67%        16.82%

SELECTED BALANCE SHEET
  DATA:
Assets...................   $2,079,767    $1,799,257    $1,583,027    $1,488,123    $1,400,249
Securities<F2>...........      423,096       396,375       349,885       360,154       343,956
Loans and leases.........    1,455,563     1,259,415     1,100,713     1,019,813       956,416
Allowance for loan and
  lease losses...........       29,516        27,470        23,868        22,350        19,141
Deposits.................    1,633,978     1,441,749     1,301,337     1,179,363     1,154,887
Long term debt...........       18,596        21,819        28,084        25,473        16,368
Shareholders' equity.....      171,833       152,601       129,082       125,539       107,797

PERFORMANCE RATIOS:
Return on average
  equity.................        14.38%        14.75%        14.49%        14.52%        13.76%
Return on average
  assets.................         1.22%         1.25%         1.19%         1.16%         1.05%
Net interest margin
  (fully taxable
  equivalent)............         4.48%         4.71%         4.80%         4.71%         4.79%

ASSET QUALITY RATIOS:
Allowance for loan losses
  to loans...............         2.03%         2.18%         2.17%         2.19%         2.00%
Nonperforming assets to
  loans..................         0.53%         0.52%         0.43%         0.52%         1.00%
Net loan losses to
  average loans..........         0.13%       (0.07)%         0.12%         0.03%         0.20%

CAPITAL RATIOS:
Average equity to average
  assets.................         8.51%         8.46%         8.24%         8.00%         7.60%
Tier 1 capital ratio.....        10.93%        11.43%        11.69%        11.30%        10.48%
Total risk based capital
  ratio..................        12.45%        13.03%        14.07%        14.00%        13.38%
Leverage ratio...........         8.48%         8.44%         8.33%         8.09%         7.43%

RATIO OF EARNINGS TO
  FIXED CHARGES:<F3>
Including interest on
  deposits...............        1.48x         1.49x         1.55x         1.54x         1.42x
Excluding interest on
  deposits...............        4.86x         4.66x         5.62x         5.95x         5.26x

---------
<F1>Per share data has been restated to reflect a five-for-four stock split declared on January 21, 1997.

<F2>Includes market value adjustment on Available for Sale securities.

<F3>Earnings consist of income before income tax plus interest expense. Fixed charges consist of interest expense. The Company does not currently have any preferred stock outstanding.

     All textual information contained in a left-hand column of this Prospectus is applicable only to the Fixed Rate Preferred Securities and all textual information contained in a right-hand column of this Prospectus is applicable only to the Floating Rate Preferred Securities. All information contained in a full-width text portion of this Prospectus, which is not otherwise identified as applicable to a specific type of security, should be read as applicable to either or both of the Fixed Rate Preferred Securities and the Floating Rate Preferred Securities. Defined terms used in the full-width text portion of this Prospectus are not, therefore, preceded by the words "Fixed Rate" or "Floating Rate" and the term 1st Capital is not followed by the designation
"I" or "II."

                                 RISK FACTORS

    Prospective investors should carefully consider, together with the other information contained and incorporated by reference in this Prospectus, the following risk factors before purchasing the Preferred Securities offered hereby. Prospective investors should note, in particular, that this Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Act of 1934, as amended (the "Exchange Act"), and that actual results could differ materially from those contemplated by such statements. Prospective investors should also refer to the factors discussed under "Business -- Forward-Looking Statements" set forth in the Company's annual report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference." These considerations are not intended to represent a complete list of the general or specific risks that may affect the Preferred Securities, the Subordinated Debentures or the Company and 1st Capital. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect the Preferred Securities, the Subordinated Debentures or the Company and 1st Capital to a greater extent than indicated.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES

    The obligations of the Company under the Guarantee issued for the benefit of the holders of Preferred Securities and under the Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company. At December 31, 1996, the aggregate outstanding Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company was approximately $18.6 million. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of the Bank upon the Bank's liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of the Bank, except to the extent that the Company may itself be recognized as a creditor of the Bank. The Subordinated Debentures, therefore, will be effectively subordinated to all existing and future liabilities of the Bank and holders of Subordinated Debentures and Preferred Securities should look only to the assets of the Company for payments on the Subordinated Debentures. Neither the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, Subordinated Debt and Additional Senior Obligations, that may be incurred by the Company. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Subordinated Debentures--Subordination."

    The ability of 1st Capital to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

    The Company has the right under the Indenture, so long as no Debenture
Event of Default has occurred and is continuing, to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extended Interest Payment Period; provided that no Extended Interest Payment Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by 1st Capital will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate
additional Distributions thereon at the rate of   % per annum (in the case of
the Fixed Rate Preferred Securities) or at the Floating Distribution Rate (in the case of the Floating Rate Preferred Securities), compounded quarterly from the relevant payment date for such Distributions) during any such Extended Interest Payment Period. During any such Extended Interest Payment Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other
than (a) dividends or distributions in common stock of the Company, any declaration of a non-cash dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (b) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees),
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Preferred Securities. Although the Company may exercise the rights described herein with regard to the Fixed Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, the Fixed Rate Subordinated Debentures and the Floating Rate Subordinated Debentures will rank pari passu and, therefore, if the Company elects to defer the payment of interest on one, it would not be permitted to make interest payments with respect to the other. Prior to the termination of any such Extended Interest Payment Period, the Company may further defer the payment of interest; provided that no Extended Interest Payment Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all interest then accrued and unpaid
(together with interest thereon at the rate of   % per annum (in the case of
the Fixed Rate Preferred Securities) or at the Floating Distribution Rate (in the case of the Floating Rate Preferred Securities) compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extended Interest Payment Period, subject to the above requirements. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extended Interest Payment Period. See "Description of the Preferred Securities--Distributions--Extension Period" and "Description of the Subordinated Debentures--Option to Extend Interest Payment Period."

    Should an Extended Interest Payment Period occur, each holder of Preferred Securities will be required to accrue and recognize income (in the form of original issue discount ("OID")) in respect of its pro rata share of the interest accruing on the Subordinated Debentures held by 1st Capital for United States federal income tax purposes. A holder of Preferred Securities must, as a result, include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from 1st Capital if the holder disposes of the Preferred Securities prior to the record date for the payment of the related Distributions. See "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount."

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. Should the Company elect, however, to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extended Interest Payment Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. As a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such optional deferrals.

TAX EVENT, CAPITAL TREATMENT EVENT OR INVESTMENT COMPANY EVENT; REDEMPTION

    The Company has the right to redeem the Subordinated Debentures in whole (but not in part) within 180 days following the occurrence of a Tax Event, Capital Treatment Event or Investment Company Event (whether occurring before or after March 31, 2002), and, therefore, cause a mandatory redemption of the Preferred Securities. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. The Company may exercise the rights described herein with regard to the Fixed
Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, and vice versa. It is also possible that a Tax Event, Capital Treatment Event or Investment Company Event could occur with respect to the Fixed Rate Subordinated Debentures but not with respect to the Floating Rate Subordinated Debentures, and vice versa.

    "Tax Event" means the receipt by 1st Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) 1st Capital is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or, within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) 1st Capital is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. The Company must request and receive an opinion with regard to such matters within a reasonable period of time after it becomes aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

    A "Capital Treatment Event" means the receipt by 1st Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat the aggregate Liquidation Amount of the Preferred Securities (or any substantial portion thereof) as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

    "Investment Company Event" means the receipt by 1st Capital of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, 1st Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change becomes effective on or after the date of original issuance of the Preferred Securities.

    See "--Proposed Tax Legislation" for a discussion of certain potential legislative developments that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities prior to March 31, 2002.

SHORTENING OR EXTENSION OF STATED MATURITY OF SUBORDINATED DEBENTURES

    The Company has the right, at any time, to shorten the maturity of the Subordinated Debentures to a date not earlier than March 31, 2002. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The Company also has the right to extend the maturity of the Subordinated Debentures (whether or not 1st Capital is terminated and the Subordinated Debentures are distributed to holders of the Preferred Securities) to a date no later than March 31, 2046, a date approximately 49 years after the initial issuance of the Preferred Securities. Such right may only be exercised, however, if at the time such election is made and at the time of such extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Subordinated Debentures, and
(iii) 1st Capital is not in arrears on payments of Distributions on the Preferred Securities and no deferred Distributions are accumulated.
The Company may exercise the rights described herein with regard to the Fixed Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, and vice versa.
See "Description of the Subordinated Debentures--General."

RIGHTS UNDER THE GUARANTEE

    The Guarantee guarantees to the holders of the Preferred Securities, to the extent not paid by 1st Capital, (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent that 1st Capital has funds available therefor at such time, (ii) the Redemption Price (as defined herein) with respect to any Preferred Securities called for redemption, to the extent that 1st Capital has funds available therefor at such time, and
(iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of 1st Capital (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or a redemption of all of the Preferred

Securities), the lesser of (a) the amount of the Liquidation
Distribution (as defined herein), to the extent 1st Capital has funds available therefor at such time, and (b) the amount of assets of 1st Capital remaining available for distribution to holders of the Preferred Securities in liquidation of 1st Capital. The Fixed Rate Guarantee will be executed by the Company for the sole benefit of the holders of the Fixed Rate Preferred Securities and the Floating Rate Guarantee will be executed by the Company for the sole benefit of the holders of the Floating Rate Preferred Securities. Holders of Fixed Rate Preferred Securities will, therefore, have no rights under the Floating Rate Guarantee, and holders of Floating Rate Preferred Securities will have no rights under the Fixed Rate Guarantee. The holders of not less than a majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against 1st Capital, the Guarantee Trustee or any other Person (as defined in the Guarantee). If the Company were to default on its obligation to pay amounts payable under the Subordinated Debentures, 1st Capital would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of Preferred Securities would not be able to rely upon the Guarantee for such amounts. In the event, however, that a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). The exercise by the Company of its right, as described herein, to defer the payment of interest on the Subordinated Debentures does not constitute a Debenture Event of Default. In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures or assert directly any other rights in respect of the Subordinated Debentures. See "Description of the Subordinated Debentures--Enforcement of Certain Rights by Holders of the Preferred Securities," "Description of the Subordinated Debentures--Debenture Events of Default" and "Description of the Guarantee." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.
NO VOTING RIGHTS EXCEPT IN LIMITED CIRCUMSTANCES

    Holders of Preferred Securities will have no voting rights except in limited circumstances relating only to the modification of the Preferred Securities and the exercise of the rights of 1st Capital as holder of the Subordinated Debentures and the Guarantee. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, as such voting rights are vested exclusively in the holder of the Common Securities (except upon the occurrence of certain events described herein). The Property Trustee, the Administrative Trustees and the Company may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that 1st Capital will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement" and "Description of the Preferred Securities--Removal of 1st Capital Trustees."

PROPOSED TAX LEGISLATION

    On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "1996 Proposed Legislation") if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the 1996 Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate

Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement. Neither the 1996 Proposed Legislation nor similar legislation was enacted during the 104th Congress. On February 6, 1997, President Clinton proposed in the administration's fiscal year 1998 budget certain tax law changes (the "1997 Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest or OID in respect of certain debt obligations if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The 1997 Proposed Legislation also contains a provision that would deny a deduction to corporate issuers for interest or OID with respect to debt instruments that have a maximum term of more than 40 years (including rights to extend, renew or relend), or are payable in stock of the issuer or a related party. The U.S. Treasury Department's summary of the 1997 Proposed Legislation states that the above provisions regarding the deduction of interest would generally be effective for instruments issued on or after the date of first Congressional committee action with respect to the 1997 Proposed Legislation. The Ways and Means Committee began a full committee hearing on the President's fiscal 1998 budget on February 11, 1997. There can be no assurance that the effective date guidance in the 1997 Proposed Legislation will be adopted if the proposed change to the tax law is enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debentures. Consequently, there can be no assurance that a Tax Event will not occur. A Tax Event would permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Preferred Securities before, as well as after, March 31, 2002. See "Description of the Subordinated Debentures--Redemption or Exchange" and "Description of the Preferred Securities--Redemption or Exchange--Tax Event Redemption, Capital Treatment Event Redemption or Investment Company Event Redemption" and "Certain Federal Income Tax Consequences--Effect of Proposed Changes in Tax Laws."

REDEMPTION; EXCHANGE OF PREFERRED SECURITIES FOR SUBORDINATED DEBENTURES

    The Company has the right at any time to dissolve, wind-up or terminate 1st Capital and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor in liquidation of 1st Capital. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The Company will have the right, in certain circumstances, to redeem the Subordinated Debentures in whole or in part, in lieu of a distribution of the Subordinated Debentures by 1st Capital, in which event 1st Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debentures are redeemed by the Company. Any such distribution or redemption prior to the Stated Maturity will be subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The
Company may exercise the rights described herein with regard to 1st Capital I independent of such rights with regard to 1st Capital II, and vice versa.
See "Description of the Preferred Securities--Redemption or Exchange--Tax Event Redemption, Capital Treatment Event Redemption or Investment Company Event Redemption."

    Under current United States federal income tax law, a distribution of Subordinated Debentures upon the dissolution of 1st Capital would not be a taxable event to holders of the Preferred Securities. If, however, 1st Capital is characterized as an association taxable as a corporation at the time of the dissolution of 1st Capital, the distribution of the Subordinated Debentures may constitute a taxable event to holders of Preferred Securities. Moreover, upon occurrence of a Tax Event, a dissolution of 1st Capital in which holders of the Preferred Securities receive cash may be a taxable event to such holders. See "Certain Federal Income Tax Consequences--Receipt of Subordinated Debentures or Cash Upon Liquidation of 1st Capital."

    There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities upon a dissolution or liquidation of 1st Capital. The Preferred Securities or the Subordinated Debentures, may, therefore, trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debentures, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein.

    If the Subordinated Debentures are distributed to the holders of Preferred Securities upon the liquidation of 1st Capital, the Company will use its best efforts to list the Subordinated Debentures on The Nasdaq Stock Market's National Market or such stock exchanges, if any, on which the Preferred Securities are then listed.

COMPANY MAY EXERCISE RIGHTS INDEPENDENTLY

    Although the Fixed Rate Subordinated Debentures and the Floating Rate Subordinated Debentures will rank pari passu, the Company, as described herein, may, provided any applicable conditions precedent have been satisfied, take certain actions or exercise certain rights with regard to 1st Capital I and/or the Fixed Rate Preferred Securities and the Fixed Rate Subordinated Debentures without taking any corresponding or similar action with regard to 1st Capital II and/or the Floating Rate Preferred Securities and the Floating Rate Subordinated Debentures, and vice versa.

TRADING PRICE; ABSENCE OF PRIOR PUBLIC MARKET FOR THE PREFERRED SECURITIES

    The Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder of Preferred Securities that disposes of its Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from 1st Capital for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. Such holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include all accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Disposition of Preferred Securities."

    There is no current public market for the Preferred Securities. Although application has been made to have the Preferred Securities approved for quotation on The Nasdaq Stock Market's National Market, there can be no assurance that an active public market will develop for the Preferred Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus. The public offering price for the Preferred Securities has been determined through negotiations between the Company and the Underwriters. Prices for the Preferred Securities will be determined in the marketplace and may be influenced by many factors, including prevailing interest rates, the liquidity of the market for the Preferred Securities, investor perceptions of the Company and general industry and economic conditions.

PREFERRED SECURITIES ARE NOT INSURED

    The Preferred Securities are not insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or by any other governmental agency.

                                USE OF PROCEEDS

    1st Capital will use the gross proceeds received from the sale of the Preferred Securities to purchase Subordinated Debentures from the Company. The Company intends to use the net proceeds from the sale of the Subordinated Debentures for general corporate purposes. These may include, without limitation, the repurchase of common stock, the repayment of long term debt, the funding of investments in or extensions of credit to the Company's subsidiaries and the making of investments in or possibly acquiring businesses which enhance the Company's long-term growth or improve or expand the Company's products, services or markets. Pending their application for any or all of such purposes, the net proceeds may be invested in investment grade financial instruments.

                        MARKET FOR THE PREFERRED SECURITIES

(FIXED RATE PREFERRED SECURITIES)                                  (FLOATING RATE PREFERRED SECURITIES)

    Application has been made to have the Fixed Rate Preferred         Application has been made to have the Floating Rate Preferred
Securities approved for quotation on The Nasdaq Stock Market's     Securities approved for quotation on The Nasdaq Stock Market's
National Market under the symbol "SRCEP." Although Stifel,         National Market under the symbol "SRCEO." Although Stifel,
Nicolaus & Company, Incorporated has informed the Company that     Nicolaus & Company, Incorporated has informed the Company that
it presently intends to make a market in the Fixed Rate            it presently intends to make a market in the Floating Rate
Preferred Securities, there can be no assurance that an active     Preferred Securities, there can be no assurance that an active
and liquid trading market will develop or, if developed, that      and liquid trading market will develop or, if developed, that
such a market will continue. The offering price and                such a market will continue. The offering price and
distribution rate have been determined by negotiations among       distribution rate have been determined by negotiations among
representatives of the Company and the Underwriters, and the       representatives of the Company and the Underwriters, and the
offering price of the Fixed Rate Preferred Securities may not      offering price of the Floating Rate Preferred Securities may
be indicative of the market price following the offering. See      not be indicative of the market price following the offering.
"Underwriting."                                                    See "Underwriting."

                             ACCOUNTING TREATMENT

    1st Capital will be treated, for financial reporting purposes, as a subsidiary of the Company and, accordingly, the accounts of 1st Capital will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Guaranteed Preferred
Beneficial Interests in the Company's Subordinated Debentures," and appropriate disclosures about the Preferred Securities, the Guarantee and the Subordinated Debentures will be included in the notes to consolidated financial statements. The Company will record Distributions payable on the Preferred Securities as an expense in the consolidated statements of operations for financial reporting purposes.

    All future reports of the Company filed under the Exchange Act will (a) present the Trust Securities issued by 1st Capital on the balance sheet as a separate line-item entitled "Guaranteed preferred beneficial interests in the Company's subordinated debentures," (b) include in a footnote to the financial statements disclosure that the sole assets of 1st Capital are the Subordinated Debentures (including the outstanding principal amount, interest rate and maturity date of such Subordinated Debentures), and (c) include in an audited footnote to the financial statements disclosure that the Company owns all of the Common Securities of 1st Capital, the sole assets of 1st Capital are the Subordinated Debentures, and the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of 1st Capital under the Preferred Securities.

                                CAPITALIZATION

    The following table sets forth (i) the consolidated capitalization of the Company at December 31, 1996 and (ii) the consolidated capitalization of the Company giving effect to the issuance of the Fixed Rate Preferred Securities and the Floating Rate Preferred Securities hereby offered by 1st Capital I and 1st Capital II, respectively, and receipt by the Company of the proceeds from the corresponding sale of the Fixed Rate Subordinated Debentures and the Floating Rate Subordinated Debentures to 1st Capital I and 1st Capital II, respectively, as if such sale had been consummated on December 31, 1996, and assuming the Underwriters' over-allotment options were not exercised.


                                                                                                 DECEMBER 31, 1996
                                                                                             ------------------------
                                                                                              ACTUAL      AS ADJUSTED
                                                                                              ------      -----------
                                                                                              (DOLLARS IN THOUSANDS)
LONG-TERM DEBT:
    Notes payable.........................................................................   $ 18,596      $  18,596
                                                                                             --------      ---------
GUARANTEED PREFERRED BENEFICIAL INTERESTS IN THE COMPANY'S
  SUBORDINATED DEBENTURES:
    Guaranteed preferred beneficial interests in the Company's subordinated
     debentures...........................................................................          0         40,000
                                                                                             --------      ---------

SHAREHOLDERS' EQUITY:
    Preferred stock, 10,000,000 shares authorized; no shares issued.......................          0              0
    Common stock, no par value; 40,000,000 shares authorized; 12,936,120 shares issued and
     outstanding<F1>......................................................................      5,700          5,700
    Capital surplus.......................................................................     69,947         69,947
    Retained earnings.....................................................................    102,399        102,399
    Cost of common stock in treasury; 345,622 shares<F1>..................................     (6,670)        (6,670)
    Unrealized gain on available-for-sale securities......................................        457            457
                                                                                             --------      ---------
            Total shareholders' equity....................................................    171,833        171,833
                                                                                             --------      ---------
            Total capitalization..........................................................   $190,429      $ 230,429
                                                                                             ========      =========
CAPITAL RATIOS:<F2>
    Shareholders' equity to total assets..................................................       8.26%          8.11%
    Leverage ratio<F3><F4><F5>............................................................       8.48          10.30
    Risk-based capital ratios:<F4><F5>
        Tier 1 capital to risk-weighted assets............................................      10.96          13.22
        Total risk-based capital to risk-weighted assets..................................      12.47          14.73

--------

<F1>Shares not restated for five-for-four stock split declared January 21,
    1997.

<F2>Capital ratios, as adjusted, are calculated based upon the assumption that the proceeds from the sale of the Subordinated Debentures would be reinvested in new assets of the Company. See "Use of Proceeds."

<F3>The leverage ratio is Tier 1 capital divided by average quarterly assets, after deducting intangible assets and net deferred tax assets in excess of regulatory maximum limits.

<F4>The capital ratios, as adjusted, are computed including the total estimated proceeds from the sale of the Preferred Securities, in a manner consistent with Federal Reserve guidelines.

<F5>Federal Reserve guidelines for calculation of Tier 1 capital to risk-weighted assets limits the amount of cumulative preferred stock which can be included in Tier 1 capital to 25% of total Tier 1 capital.

                    DESCRIPTION OF THE PREFERRED SECURITIES


(FIXED RATE PREFERRED SECURITIES)                                 (FLOATING RATE PREFERRED SECURITIES)
    The Fixed Rate Preferred Securities will                          The Floating Rate Preferred Securities will be issued pursuant
be issued pursuant to the terms of the Fixed Rate                 to the terms of the Floating Rate Trust Agreement. The Floating
Trust Agreement. The Fixed Rate Trust Agreement will              Rate Trust Agreement will be qualified as an indenture under
be qualified as an indenture under the Trust                      the Trust Indenture Act. The Floating Rate Property Trustee,
Indenture Act. The Fixed Rate Property                            State Street Bank and Trust Company, will act as indenture
Trustee, State Street Bank and                                    trustee for the Floating Rate Preferred Securities under
and Trust Company, will act as                                    the Floating Rate Trust Agreement for purposes
indenture trustee for the Fixed Rate Preferred Securities         of complying with the provisions of the Trust
under the Fixed Rate Trust Agreement for purposes of complying    Indenture Act. The terms of the Floating Rate Preferred
with the provisions of the Trust Indenture Act. The terms of      Securities will include those stated in the Floating Rate
the Fixed Rate Preferred Securities will include those stated     Trust Agreement and those made part of the Floating Rate Trust
in the Fixed Rate Trust Agreement and those made part of the      Agreement by the Trust Indenture Act. The following summary of
Fixed Rate Trust Agreement by the Trust Indenture Act. The        the material terms and provisions of the Floating Rate
following summary of the material terms and provisions of the     Preferred Securities and the Floating Rate Trust Agreement
Fixed Rate Preferred Securities and the Fixed Rate Trust          does not purport to be complete and is subject to, and is
Agreement does not purport to be complete and is subject to,      qualified in its entirety by reference to, the Floating Rate
and is qualified in its entirety by reference to, the Fixed       Trust Agreement, the Trust Act, and the Trust Indenture Act.
Rate Trust Agreement, the Trust Act, and the Trust Indenture      Wherever particular defined terms of the Floating Rate Trust
Act. Wherever particular defined terms of the Fixed Rate Trust    Agreement are referred to, but not defined herein, such
Agreement are referred to, but not defined herein, such defined   defined terms are incorporated herein by reference. The form
terms are incorporated herein by reference. The form of the       of the Floating Rate Trust Agreement has been filed as an
Fixed Rate Trust Agreement has been filed as an exhibit to the    exhibit to the Registration Statement of which this Prospectus
Registration Statement of which this Prospectus forms a part.     forms a part.


GENERAL                                                           GENERAL

    Pursuant to the terms of the Fixed Rate Trust Agreement,          Pursuant to the terms of the Floating Rate Trust Agreement,
the Fixed Rate Trustees, on behalf of 1st Capital I, will         the Floating Rate Trustees, on behalf of 1st Capital II, will
issue the Fixed Rate Trust Securities. All of the Fixed           issue the Floating Rate Trust Securities. All of the Floating
Rate Common Securities will be owned by the Company. The          Rate Common Securities will be owned by the Company. The
Fixed Rate Preferred Securities will represent preferred          Floating Rate Preferred Securities will represent preferred
undivided beneficial interests in the assets of 1st Capital       undivided beneficial interests in the assets of 1st Capital II
I and the holders thereof will be entitled to a preference        and the holders thereof will be entitled to a preference in
in certain circumstances with respect to Fixed Rate               certain circumstances with respect to Floating Rate
Distributions and amounts payable on redemption or liquidation    Distributions and amounts payable on redemption or liquidation
over the Fixed Rate Common Securities, as well as other           over the Floating Rate Common Securities, as well as other
benefits as described in the Fixed Rate Trust AGreement.          benefits as described in the Floating Rate Trust Agreement.
Holders of Fixed Rate Preferred Securities will have no           Holders of Floating Rate Preferred Securities will have no
interest in the assets of 1st Capital II. The Fixed Rate          interest in the assets of 1st Capital I. The Floating Rate
Trust Agreement does not permit the issuance by 1st Capital I     Trust Agreement does not permit issuance by 1st Capital II of
of any securities other than the Fixed Rate Trust Securities      any securities other than the Floating Rate Trust Securities
or the incurrence of any indebtedness by 1st Capital I.           or the incurrence of any indebtedness by 1st Capital II.


    The Fixed Rate Preferred Securities will rank pari passu,         The Floating Rate Preferred Securities will rank pari passu,
and payments will be made thereon pro rata, with the Fixed Rate   and payments will be made thereon pro rata, with the Floating
Common Securities, except as described under "--Subordination     Rate Common Securities, except as described under
of Common Securi-                                                 "--Subordination of Common Securi-

     (FIXED RATE PREFERRED SECURITIES--continued on next page)        (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                     20


(FIXED RATE PREFERRED SECURITIES--continued from previous page)   (FLOATING RATE PREFERRED SECURITIES--continued from previous page)
ties." Legal title to the Fixed Rate Subordinated Debentures      ties." Legal title to the Floating Rate Subordinated
will be held by the Fixed Rate Property Trustee in trust for      Debentures will be held by the Floating Rate Property Trustee
the benefit of the holders of the Fixed Rate Trust Securities.    in trust for the benefit of the holders of the Floating Rate
The Fixed Rate Guarantee executed by the Company for the          Trust Securities. The Floating Rate Guarantee executed by the
benefit of the holders of the Fixed Rate Preferred Securities     Company for the benefit of the holders of the Floating Rate
will be a guarantee on a subordinated basis with respect to       Preferred Securities will be a guarantee on a subordinated
the Fixed Rate Preferred Securities, but will not guarantee       basis with respect to the Floating Rate Preferred Securities,
payment of Fixed Rate Distributions or amounts payable on re-     but will not guarantee payment of Floating Rate Distributions
demption or liquidation of such Fixed Rate Preferred              or amounts payable on redemption or liquidation of such
Securities when 1st Capital I does not have funds on hand         Floating Rate Preferred Securities when 1st Capital II does
available to make such payments. State Street Bank and Trust      not have funds on hand available to make such payments. State
Company, as Fixed Rate Guarantee Trustee, will hold the Fixed     Street Bank and Trust Company, as Floating Rate Guarantee
Rate Guarantee for the benefit of the holders of the Fixed        Trustee, will hold the Floating Rate Guarantee for the benefit
Rate Preferred Securities. See "Description of the                of the holders of the Floating Rate Preferred Securities. See
Guarantee."                                                       "Description of the Guarantee."


DISTRIBUTIONS                                                     DISTRIBUTIONS

    PAYMENT OF DISTRIBUTIONS. Fixed Rate Distributions                PAYMENT OF DISTRIBUTIONS. Floating Rate Distributions on each
on each Fixed Rate Preferred Security will by                     Floating Rate Preferred Security will be payable at the
payable at the annual rate of      % of the stated                Floating Distribution Rate applied to the stated Floating Rate
Fixed Rate Liquidation Amount of $25, payable quarterly           Liquidation Amount of $25, payable quarterly in arrears on
in arrears on March 31, June 30, September 30 and                 March 31, June 30, September 30 and December 31 of each year,
December 31 of each year, to the holders of the Fixed Rate        to the holders of the Floating Rate Preferred Securities on
Preferred Securities on the relevant record dates (each date      the relevant record dates (each date on which Floating Rate
on which Fixed Rate Distributions are payable in accordance       Distributions are payable in accordance with the foregoing, a
with the foregoing, a "Fixed Rate Distribution Date"). The        "Floating Rate Distribution Date"). The record date will be
record date will be the 15th day of the month in which the        the 15th day of the month in which the relevant Floating Rate
relevant Fixed Rate Distribution Date occurs. Fixed Rate          Distribution Date occurs. Floating Rate Distributions will
Distributions will accumulate from the date of original           accumulate from the date of original issuance. The first payment
issuance. The first payment of Fixed Rate Distributions for       of Floating Rate Distributions for the Floating Rate
the Fixed Rate Preferred Securities will be June 30, 1997. The    Preferred Securities will be June 30, 1997. The amount of
amount of Fixed Rate Distributions payable for any period will    Floating Rate Distributions payable for any period will be
be computed on the basis of a 360-day year of twelve 30-day       computed on the basis of a 360-day year of twelve 30-day
months. In the event that any date on which Fixed Rate Distri-    months. In the event that any date on which Floating Rate
butions are payable on the Fixed Rate Preferred Securities is     Distributions are payable on the Floating Rate Preferred
not a Business Day, then payment of the Fixed Rate                Securities is not a Business Day, then payment of the Floating
Distributions payable on such date will be made on the next       Rate Distributions payable on such date will be made on the
succeeding day that is a Business Day (and without any            next succeeding day that is a Business Day (and without any
additional Fixed Rate Distributions, interest or other payment    additional Floating Rate Distributions, interest or other
in respect of any such delay) with the same force and effect      payment in respect of any such delay) with the same force and
as if made on the date such payment was originally due and        effect as if made on the date such payment was originally due
payable. "Business Day" means any day other than a Saturday       and payable. "Business Day" means any day other than a
or a Sunday, a day on which banking institutions in The City      Saturday or a Sunday, a day on which banking institutions in
of New York are authorized or required by law or executive        The City of New York are authorized or required by law or
order to remain closed or a day on which the corporate trust      executive order to remain closed or a day on which the
office of the Fixed Rate Property Trus-

     (FIXED RATE PREFERRED SECURITIES--continued on next page)        (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                      21

(FIXED RATE PREFERRED SECURITIES--continued from previous         (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                             page)

tee or the Fixed Rate Debenture Trustee is closed for             corporate trust office of the Floating Rate Property
business.                                                         Trustee or the Floating Rate Debenture Trustee is closed
                                                                  for business.


                                                                      DETERMINATION OF 3-MONTH TREASURY. The Floating Distribution
                                                                  Rate for the period beginning on (and including) the date of original issuance, and ending on (but excluding) March 31,
                                                                  1997 in respect of the Floating Rate Preferred Securities
                                                                  will be     % and the Floating Distribution Rate for
                                                                  each successive period beginning on (and including)
                                                                  March 31, 1997 and each succeeding Floating Rate Distribution
                                                                  Date, and ending on (but excluding) the next succeeding
                                                                  Floating Rate Distribution Date (each, a "Floating Rate
                                                                  Distribution Period") in respect of the Floating Rate
                                                                  Preferred Securities will be a rate per annum determined by reference to the sum of the 3-Month Treasury, determined as
                                                                  described below, plus      %. "3-Month Treasury" means
                                                                  the yield on United States of America Treasury constant
                                                                  maturities, adjusted to a constant maturity of three (3)
                                                                  months, reported by the Federal Reserve. 3-Month Treasury, with respect to any Floating Rate Distribution Period (other than the Floating Rate Distribution Period ending on (but
                                                                  excluding) March 31, 1997) will be determined by the Floating
                                                                  Rate Debenture Trustee as follows:

                                                                  (a) On the second Business Day preceding the commencement of such Floating Rate Distribution Period (each, a "Floating
                                                                      Rate Determination Date"), the 3-Month Treasury will be
     [This Column Intentionally Blank]                                the current yield for United States of America Treasury
                                                                      constant maturities, adjusted to a constant maturity of
                                                                      three (3) months, which appears on the applicable Federal
                                                                      Reserve Statistical Release Series H.15 (519) which
                                                                      includes data for such Floating Rate Determination Date,
                                                                      or as then currently furnished or made available by the
                                                                      Federal Reserve if such Series is no longer published.

                                                                  (b) If, with respect to any Floating Rate Determination Date, the Floating Rate Debenture Trustee is required but unable to determine the 3-Month Treasury in the manner provided in paragraph (a) above, the 3-Month Treasury for such Floating
                                                                      Rate Distribution Period will be the 3-Month Treasury as
                                                                      determined on the previous Floating Rate Determination
                                                                      Date.


                                                                      The Floating Distribution Rate for any Floating Rate
                                                                  Distribution Period will at no time be higher than the maximum rate then permitted by Indiana law as the same may be
                                                                  modified by United States law.



     (FIXED RATE PREFERRED SECURITIES--continued on next page)        (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                      22

(FIXED RATE PREFERRED SECURITIES--continued from previous         (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                             page)

                                                                      All percentages resulting from any calculations referred to above will be rounded, if necessary, to the nearest multiple of 1/100 of 1%.


                                                                      DETERMINATION OF DISTRIBUTION RATE AND CALCULATION OF
                                                                  DISTRIBUTION AMOUNT. The Floating Rate Debenture Trustee will, on each Floating Rate Determination Date, determine the
                                                                  Floating Distribution Rate and calculate the amount of
                                                                  Floating Rate Distributions payable in respect of the
                                                                  following Floating Rate Distribution Period (the "Floating
                                                                  Rate Distribution Amount"). The Floating Rate Distribution
                                                                  Amount will be calculated by applying the Floating Rate
                                                                  Distribution Rate to the Floating Rate Liquidation Amount of
                                                                  each Floating Rate Preferred Security outstanding at the
                                                                  commencement of the Floating Rate Distribution Period, and multiplying each such amount by the actual number of days
                                                                  (based upon a 30-day month) in the Floating Rate Distribution
                                                                  Period concerned, and dividing by 360. The determination of the
                                                                  Floating Distribution Rate and the Floating Rate Distribution
                                                                  Amount by the Floating Rate Debenture Trustee will (in the absence of willful default, bad faith or manifest error) be final, conclusive and binding on all concerned.

      [This Column Intentionally Blank]
                                                                      Upon the request of a holder of a Floating Rate Preferred
                                                                  Security, the Floating Rate Debenture Trustee will provide the
                                                                  Floating Distribution Rate then in effect and, if determined, the Floating Rate Distribution Rate for the next Floating Rate
                                                                  Distribution Period with respect to the Floating Rate
                                                                  Preferred Securities. Each such Floating Distribution Rate may be obtained by telephoning the Floating Rate Debenture Trustee at (617) 664-5500.

                                                                      NOTIFICATION OF DISTRIBUTION RATE AND DISTRIBUTION DATE. The
                                                                  Floating Rate Debenture Trustee will notify the Floating Rate
                                                                  Property Trustee and any securities exchange or interdealer quotation system on which the Floating Rate Preferred
                                                                  Securities are listed of the Floating Distribution Rate and the Floating Rate Distribution Date for each Floating Rate
                                                                  Distribution Period, in each case as soon as practicable after the determination thereof but in no event later than the
                                                                  seventh Business Day of the relevant Floating Rate
                                                                  Distribution Period. Failure to notify the Floating Rate
                                                                  Property Trustee or any applicable securities exchange or
                                                                  interdealer quotation system, or any defect in said notice, shall not affect the obligation of the Company to make payment on the Floating Rate Debentures at the applicable Floating
                                                                  Distribution Rate. Any error in the calculation of the Floating
                                                                  Distribution Rate by the

     (FIXED RATE PREFERRED SECURITIES--continued on next page)        (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                      23

(FIXED RATE PREFERRED SECURITIES--continued from previous         (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                             page)

                                                                  Floating Rate Debenture Trustee may be corrected at any time by notice delivered as above provided.

                                                                      CERTIFICATES TO BE FINAL. All certificates, communications, opinions, determinations, calculations, quotations and
                                                                  decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of
                                                                  Floating Rate Distributions on the Floating Rate Preferred
                                                                  Securities by the Floating Rate Debenture Trustee will (in the absence of willful default, bad faith or manifest error) be binding on 1st Capital II, the Company, and all of the holders of the Floating Rate Preferred Securities, and no liability will (in the absence of willful default, bad faith or manifest error) attach to the Floating Rate Debenture Trustee or the
                                                                  Floating Rate Property Trustee in connection with the exercise or non-exercise by either of them of their respective powers, duties and discretion.

    EXTENSION PERIOD. The Company has the right under the Indenture, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest on the Subordinated Debentures at any time, or from time to time (each, an "Extended Interest Payment Period"), which, if exercised, would defer quarterly Distributions on the Preferred Securities during any such Extended Interest Payment Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions
thereon at the rate per annum of   % thereof (in the case of the Fixed Rate
Preferred Securities) or at the Floating Distribution Rate (in the case of the Floating Rate Preferred Securities), compounded quarterly from the relevant Distribution Date. "Distributions," as used herein, includes any such additional Distributions. The right to defer the payment of interest on the Subordinated Debentures is limited, however, to a period, in each instance, not exceeding 20 consecutive quarters and no Extended Interest Payment Period may extend beyond the Stated Maturity of the Subordinated Debentures. During any such Extended Interest Payment Period, the Company, may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) dividends or distributions in common stock of the Company, any declaration of a non-cash dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (b) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees),
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Preferred Securities. Although the Company may exercise the rights described herein with regard to the Fixed Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, the Fixed Rate Subordinated Debentures and the Floating Rate Subordinated Debentures will rank pari passu and, therefore, if the Company elects to defer the payment of interest on one, it would not be permitted to make interest payments with respect to the other. Prior to the termination of any such Extended Interest Payment Period, the Company may further defer the payment of interest; provided that such Extended Interest Payment Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may elect to begin a new Extended Interest Payment Period, subject to the above requirements. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extended Interest Payment Period.

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

    SOURCE OF DISTRIBUTIONS. The funds of 1st Capital available for distribution to holders of its Preferred Securities will be limited to payments under the Subordinated Debentures in which 1st Capital will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Subordinated Debentures." Distributions will be paid through the Property Trustee who will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Holders of Floating Rate Preferred Securities have no claim or right to amounts received in respect of the Fixed Rate Subordinated Debentures in the Fixed Rate Property Account, and holders of Fixed Rate Preferred Securities have no claim or right to amounts received in respect of the Floating Rate Subordinated Debentures in the Floating Rate Property Account. If the Company does not make interest payments on the Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent 1st Capital has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company. See "Description of the Guarantee." Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of holders of the Preferred Securities on the relevant record dates, which will be the 15th day of the month in which the relevant Distribution Date occurs.

REDEMPTION OR EXCHANGE

    GENERAL. The Subordinated Debentures will mature on March 31, 2027. The Company will have the right to redeem the Subordinated Debentures (i) on or after March 31, 2002, in whole at any time or in part from time to time, or
(ii) at any time, in whole (but not in part), within 180 days following the occurrence of a Tax Event, Capital Treatment Event or an Investment Company Event, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The Company will not have the right to purchase the Subordinated Debentures, in whole or in part, from 1st Capital until after March 31, 2002. The Company may exercise the rights described herein with regard to the Fixed Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, and vice versa. It is also possible that a Tax Event, Capital Treatment Event or Investment Company Event could occur with respect to the Fixed Rate Subordinated Debentures but not with respect to the Floating Rate Subordinated Debentures, and vice versa.
See "Description of the Subordinated Debentures--General."

    MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of the Subordinated
Debentures--Redemption or Exchange." If less than all of the Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption will be allocated to the redemption of the Trust Securities pro rata.

    DISTRIBUTION OF SUBORDINATED DEBENTURES. Subject to the Company having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies of the Federal Reserve, the Company will have the right at any time to dissolve, wind-up or terminate 1st Capital and, after satisfaction of the liabilities of creditors of 1st Capital as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of 1st Capital. See "--Liquidation Distribution Upon Termination."

    TAX EVENT REDEMPTION, CAPITAL TREATMENT EVENT REDEMPTION OR INVESTMENT COMPANY EVENT REDEMPTION. If a Tax Event, Capital Treatment Event or an Investment Company Event in respect of the Trust Securities occurs and is continuing, the Company has the right to redeem the Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Trust Securities in whole (but not in part) at the Redemption Price within 180 days following the occurrence of such Tax Event, Capital Treatment Event or Investment Company Event. In the event a Tax Event, Capital Treatment Event or an Investment Company Event in respect of the Trust Securities has occurred and the Company does not elect to redeem the Subordinated Debentures and thereby cause a mandatory redemption of such Trust Securities or to liquidate 1st Capital and cause the Subordinated Debentures to be distributed to holders of such Trust Securities in liquidation of 1st Capital as described below under "--Liquidation Distribution Upon Termination," such Preferred Securities will remain outstanding and Additional Interest (as defined herein) may be payable on the Subordinated Debentures.

    "Additional Interest" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by 1st Capital on the outstanding Trust Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which 1st Capital has become subject as a result of a Tax Event.

    "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of 1st Capital, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed. Each Subordinated Debenture distributed pursuant to clause (ii) above will carry with it accumulated interest in an amount equal to the accumulated and unpaid interest then due on such Subordinated Debentures.

    "Liquidation Amount" means the stated amount of $25 per Trust Security.

    After the liquidation date fixed for any distribution of Subordinated Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, and (ii) any certificates representing Preferred Securities will be deemed to represent the Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Preferred Securities, until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

    There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of 1st Capital were to occur. The Preferred Securities that an investor may purchase, or the Subordinated Debentures that an investor may receive on dissolution and liquidation of 1st Capital, may, therefore, trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

    Preferred Securities redeemed on each Redemption Date will be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Subordinated Debentures. Redemptions of the Preferred Securities will be made and the Redemption Price will be payable on each Redemption Date only to the extent that 1st Capital has funds on hand available for the payment of such Redemption Price. The Fixed Rate Preferred Securities may be redeemed independent of the Floating Rate Preferred Securities, and vice versa. See "--Subordination of Common Securities."

    If 1st Capital gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, eastern standard time, on the Redemption Date, to the extent funds are available, the Property Trustee will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give the paying agent for the Preferred Securities irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption will be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption will have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption
Price payable on such date will be made on the next succeeding day which is a Business Day (and without any additional Distribution, interest or other payment in respect of any such delay) with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by 1st Capital, or by the Company pursuant to the Guarantee, Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by 1st Capital for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of the Guarantee."

    Subject to applicable law (including, without limitation, United States federal securities law) and, further provided, that the Company has not and is not continuing to exercise its right to defer interest payments, the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

    Payment of the Redemption Price on the Preferred Securities and any distribution of Subordinated Debentures to holders of Preferred Securities will be made to the applicable recordholders thereof as they appear on the register for the Preferred Securities on the relevant record date, which date will be the date 15 days prior to the Redemption Date or liquidation date, as applicable.

    If less than all of the Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed will be allocated pro rata to the Trust Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed will be selected by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee will promptly notify the registrar for the Preferred Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities will relate to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price on the Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, the Preferred Securities and Common Securities, as applicable, will be made pro rata based on the Liquidation Amount of the Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, will be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Preferred Securities then called for redemption, will have been made or provided for, and all funds available to the Property Trustee will first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

    In the case of any Event of Default resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company, as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    The Company will have the right at any time to dissolve, wind-up or terminate 1st Capital and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities. Such right is subject, however, to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The Company may dissolve, wind-up or terminate 1st Capital I and cause the Fixed Rate Subordinated Debentures to be distributed to the holders of the Fixed Rate Preferred Securities without dissolving, winding-up or terminating 1st Capital II and causing the Floating Rate Subordinated Debentures to be distributed to the holders of the Floating Rate Preferred Securities, and vice versa.

    Pursuant to the Trust Agreement, 1st Capital will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of
(i) certain events of bankruptcy, dissolution or liquidation of the Company,
(ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of its Trust Securities, if the Company, as depositor, has given written direction to the Property Trustee to terminate 1st Capital (which direction is optional and wholly within the discretion of the Company, as depositor), (iii) redemption of all of the Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption," or (iv) the entry of an order for the dissolution of 1st Capital by a court of competent jurisdiction.

    If an early termination occurs as described in clause (i), (ii) or (iv) of the preceding paragraph, 1st Capital will be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of 1st Capital as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of 1st Capital available for distribution to holders, after satisfaction of liabilities to creditors of 1st Capital as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because 1st Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by 1st Capital on the Preferred Securities will be paid on a pro rata basis. The Company, as the holder of the Common Securities, will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities. See "--Subordination of Common Securities."

    Under current United States federal income tax law and interpretations and assuming, as expected, that 1st Capital is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Receipt of Subordinated Debentures or Cash Upon Liquidation of 1st Capital." If the Company elects neither to redeem the Subordinated Debentures prior to maturity nor to liquidate 1st Capital and distribute the Subordinated Debentures to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Subordinated Debentures.

    If the Company elects to liquidate 1st Capital and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of 1st Capital, the Company will continue to have the right to shorten or extend the maturity of such Subordinated Debentures, subject to certain conditions. See "Description of the Subordinated Debentures--General."

LIQUIDATION VALUE

    The amount of the Liquidation Distribution payable on the Preferred Securities in the event of any liquidation of 1st Capital is $25 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Subordinated Debentures, subject to certain exceptions. See "--Liquidation Distribution Upon Termination."

EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an event of default under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) the occurrence of a Debenture Event of Default (see "Description of the Subordinated Debentures--Debenture Events of Default"); or

        (ii) default by 1st Capital in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

        (iii) default by 1st Capital in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clauses (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustee(s) by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as depositor, unless such Event of Default has been cured or waived. The Company, as depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities upon termination of 1st Capital. See "--Liquidation Distribution Upon
Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

    The Fixed Rate Preferred Securities and the Floating Rate Preferred Securities are not cross-defaulted. An Event of Default under the Fixed Rate Trust Agreement will not constitute an Event of Default under the Floating Rate Trust Agreement, and vice versa.

REMOVAL OF 1ST CAPITAL TRUSTEES

    Unless a Debenture Event of Default has occurred and is continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event, however, will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default has occurred and is continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Company, as the holder of the Common Securities, will have power to appoint one or more Persons (as defined in the Trust Agreement) either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone will have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

    Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee is a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, will be the successor of such Trustee under the Trust Agreement, provided such Person is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF 1ST CAPITAL

    1st Capital may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described below. 1st Capital may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either
(a) expressly assumes all of the obligations of 1st Capital with respect to the Preferred Securities, or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee in its capacity as the holder of the Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed (including, if applicable, The Nasdaq Stock Market's National Market), if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither 1st Capital nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (vi) the Company owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, 1st Capital will not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause 1st Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

    Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by the Trust Act and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

    The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) with respect to acceptance of appointment by a successor trustee, (ii) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement (provided such amendment is not inconsistent with the other provisions of the Trust Agreement), or (iii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as is necessary to ensure that 1st Capital will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that 1st Capital will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (ii), such action may not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement will become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by the Trustees and the Company with (i) the consent of holders representing not less than a majority in the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect 1st Capital's status as a grantor trust for United States federal income tax purposes or 1st Capital's exemption from status as an "investment company" under the Investment Company Act. Notwithstanding anything in this paragraph to the contrary, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (a) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (b) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

    The Trustees will not, so long as any Subordinated Debentures are held by the Property Trustee, (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures will be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture requires the consent of each holder of Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Trustees may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees must obtain an opinion of counsel experienced in such matters to the effect that 1st Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

    Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of Preferred Securities will be required for 1st Capital to redeem and cancel its Preferred Securities in accordance with the Trust Agreement.

    Notwithstanding the fact that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Preferred Securities will be made by check mailed to the address of the holder entitled thereto as such address will appear on the register of holders of the Preferred Securities. The paying agent for the Preferred Securities will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The paying agent for the Preferred Securities may resign as paying agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee no longer is the paying agent for the Preferred Securities, the Administrative Trustees will appoint a successor (which must be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as the registrar and the transfer agent for the Preferred Securities. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of 1st Capital, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. 1st Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as is directed by the Company and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate 1st Capital in such a way that 1st Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. The Company and the Administrative Trustees are authorized, in this connection, to take any action, not inconsistent with applicable law, the certificate of trust of 1st Capital or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes.

    Holders of the Preferred Securities have no preemptive or similar rights.

    The Trust Agreement and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

                                             DESCRIPTION OF THE SUBORDINATED DEBENTURES

(FIXED RATE PREFERRED SECURITIES)                                   (FLOATING RATE PREFERRED SECURITIES)
   Concurrently with the issuance of the Fixed Rate Preferred          Concurrently with the issuance of the Floating Rate Preferred
Securities, 1st Capital I will invest the proceeds thereof,         Securities, 1st Capital II will invest the proceeds thereof,
together with the consideration paid by the Company for the         together with the consideration paid by the Company for the
Fixed Rate Common Securities, in the Fixed Rate Subordinated        Floating Rate Common Securities, in the Floating Rate
Debentures issued by the Company. The Fixed Rate Subordinated       Subordinated Debentures issued by the Company. The Floating
Debentures will be issued as unsecured debt under the               Rate Subordinated Debentures will be issued as unsecured debt
Indenture, to be dated as of                 , 1997 (the            under the Indenture, to be dated as of                 , 1997
"Fixed Rate Indenture"), between the Company and State              (the "Floating Rate Indenture"), between the Company and
Street Bank and Trust Company, as trustee (the "Fixed Rate          State Street Bank and Trust Company, as trustee (the
Debenture Trustee"). The Fixed Rate Indenture will be               "Floating Rate Debenture Trustee"). The Floating Rate
qualified as an indenture under the Trust Indenture                 Indenture will be qualified as an indenture under
Act. The following summary of the material terms and                the Trust Indenture Act. The following summary of
provisions of the Fixed Rate Subordinated Debentures and the        the material terms and provisions of the Floating Rate
Fixed Rate Indenture does not purport to be complete and is         Subordinated Debentures and the Floating Rate Indenture does
subject to, and is qualified in its entirety by reference to,       not purport to be complete and is subject to, and is qualified
the Fixed Rate Indenture and to the Trust Indenture Act.            in its entirety by reference to, the Floating Rate Indenture
Wherever particular defined terms of the Fixed Rate Indenture       and to the Trust Indenture Act. Wherever particular defined
are referred to, but not defined herein, such defined terms         terms of the Floating Rate Indenture are referred to, but not
are incorporated herein by reference. The form of the Fixed         defined herein, such defined terms are incorporated herein by
Rate Indenture has been filed as an exhibit to the                  reference. The form of the Floating Rate Indenture has been
Registration Statement of which this Prospectus forms a part.       filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL                                                             GENERAL


   The Fixed Rate Subordinated Debentures will be limited in           The Floating Rate Subordinated Debentures will be limited in
aggregate principal amount to approximately $25,774,000 (or         aggregate principal amount to approximately $15,463,925 (or
$28,350,525 if the option described under the heading               $17,783,525 if the option described under the heading
"Underwriting" is exercised by the Underwriters), such              "Underwriting" is exercised by the Underwriters), such
amount being the sum of the aggregate stated Fixed Rate             amount being the sum of the aggregate stated Floating Rate
Liquidation Amount of the Fixed Rate Trust Securities. The          Liquidation Amount of the Floating Rate Trust Securities. The
Fixed Rate Subordinated Debentures will bear interest at the        Floating Rate Subordinated Debentures will bear interest at
annual rate of      % of the principal amount thereof, payable      the annual rate equal to the sum of the 3-Month Treasury
quarterly in arrears on March 31, June 30, September 30, and        (determined in the same manner as the Floating Distribution
December 31 of each year (each, a "Fixed Rate Interest              Rate, as described under "Description of the Preferred Secur-
Payment Date"), beginning June 30, 1997, to the Person (as          ities--Distributions--Determination of 3-Month Treasury") plus
defined in the Fixed Rate Indenture) in whose name each Fixed            % (the "Floating Interest Rate") of the principal amount
Rate Subordinated Debenture is registered, subject to certain       thereof, payable quarterly in arrears on March 31, June 30,
exceptions, at the close of business on the fifteenth day of        September 30, and December 31 of each year (each, a "Floating
the last month of the calendar quarter. It is anticipated           Rate Interest Payment Date"), beginning June 30, 1997, to the
that, until the liquidation of 1st Capital I, the Fixed Rate        Person (as defined in the Floating Rate Indenture) in whose name
Subordinated Debentures will be held in the name of the Fixed       each Floating Rate Subordinated Debenture is registered, subject
Rate Property Trustee in trust for the benefit of the holders       to certain exceptions, at the close of business on the fifteenth
of the Fixed Rate Preferred Securities. The amount of interest      day of the last month of the calendar quarter. The Floating
payable for any period will be computed on the                      Interest Rate for the

     (FIXED RATE PREFERRED SECURITIES--continued on next page)        (FLOATING RATE PREFERRED SECURITIES--continued on next page)

                                      33


(FIXED RATE PREFERRED SECURITIES--continued from previous           (FLOATING RATE PREFERRED SECURITIES--continued from previous
page)                                                               page)

basis of a 360-day year of twelve 30-day months. In the             period beginning on (and including) the date of issuance
event that any date on which interest is payable on the             and ending on (but excluding) March 31, 1997, will,
date on which interest is payable on the Fixed Rate                 notwithstanding the foregoing, be    %. It is anticipated
Subordinated Debentures is not a Business Day, then payment         that, until the liquidation of 1st Capital II, the Floating
of the interest payable on such date will be made on the            Rate Subordinated Debentures will be held in the name of
next succeeding day that is a Business Day (and without any         the Floating Rate Property Trustee in trust for the benefit
interest or other payment in respect of any such delay) with        of the holders of the Floating Rate Preferred Securities.
the same force and effect as if made on the date such payment       The amount of interest payable for any period will be computed
was originally due and payable. Accrued interest that is not        on the basis of a 360-day year of twelve 30-day months. In the
paid on the applicable Fixed Rate Interest Payment Date will        event that any date on which interest is payable on the Floating
bear additional interest on the amount thereof (to the extent       Rate Subordinated Debentures is not a Business Day, then payment
permitted by law) at the rate per annum of      %, thereof,         of the interest payable on such date will be made on the next
compounded quarterly. The term "interest," as used herein,          succeeding day that is a Business Day (and without any
includes quarterly interest payments, interest on quarterly         interest or other payment in respect of any such
interest payments not paid on the applicable Fixed Rate             delay) with the same force and effect as if made on the date
Interest Payment Date and Additional Interest, as applicable.       such payment was originally due and payable. Accrued interest that is not paid on the applicable Floating Rate Interest
                                                                    Payment Date will bear additional interest on the amount
                                                                    thereof (to the extent permitted by law) at the Floating
                                                                    Interest Rate compounded quarterly. The term "interest," as used herein, includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable
                                                                    Floating Rate Interest Payment Date and Additional Interest,
                                                                    as applicable.


    The Subordinated Debentures will mature on March 31, 2027 (such date, as it may be shortened or extended as hereinafter described, the "Stated
Maturity"). Such date may be shortened at any time by the Company to any date not earlier than March 31, 2002, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Such date may also be extended at any time at the election of the Company but in no event to a date later than March 31, 2046, provided that at the time such election is made and at the time of extension (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Subordinated Debentures, and (iii) 1st Capital is not in arrears on payments of Distributions on the Preferred Securities and no deferred Distributions are accumulated. The Company may exercise the rights described herein with regard to the Fixed Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, and vice versa. In the event that the Company elects to shorten or extend the Stated Maturity of the Subordinated Debentures, it will give notice thereof to the Debenture Trustee, 1st Capital and to the holders of the Subordinated Debentures no more than 180 days and no less than 90 days prior to the effectiveness thereof. The Company will not have the right to purchase the Subordinated Debentures, in whole or in part, from 1st Capital until after March 31, 2002, except if a Tax Event, a Capital Treatment Event or an Investment Company Event has occurred and is continuing.

    The Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of the Bank, upon the Bank's liquidation or reorganization or otherwise (and thus the ability of holders of the Subordinated Debentures to benefit indirectly from such distribution), is subject to the prior claim of creditors of the Bank, except to the extent that the Company may itself be recognized as a creditor of the Bank. The Subordinated Debentures will, therefore, be effectively subordinated to all existing and future liabilities of the Bank, and holders of Subordinated Debentures should look only to the assets of the Company for payments on the Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt,

Subordinated Debt and Additional Senior Obligations, whether under the Indenture or any existing indenture or other indenture that the Company may enter into in the future or otherwise. See "--Subordination."

    The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company has the right under the Indenture at any time during the term of the Subordinated Debentures, so long as no Debenture Event of Default has occurred and is continuing, to defer the payment of interest at any time, or from time to time (each, an "Extended Interest Payment Period"). The right to defer the payment of interest on the Subordinated Debentures is limited, however, to a period, in each instance, not exceeding 20 consecutive quarters and no Extended Interest Payment Period may extend beyond the Stated Maturity of the Subordinated Debentures. At the end of each Extended Interest Payment Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the Interest Rate, compounded quarterly, to the extent permitted by applicable law). During an Extended Interest Payment Period, interest will continue to accrue and holders of Subordinated Debentures (or the holders of Preferred Securities if such securities are then outstanding) will be required to accrue and recognize income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Potential Extension of Interest Payment Period and Original Issue Discount."

    During any such Extended Interest Payment Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) dividends or distributions in common stock of the Company, any declaration of a non-cash dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (b) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (iii) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Preferred Securities. Although the Company may exercise the rights described herein with regard to the Fixed Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, the Fixed Rate Subordinated
Debentures and the Floating Rate Subordinated Debentures will rank pari passu and, therefore, if the Company elects to defer the payment of interest on one, it would not be permitted to make interest payments with respect to the other. Prior to the termination of any such Extended Interest Payment Period, the Company may further defer the payment of interest; provided that no Extended Interest Payment Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extended Interest Payment Period subject to the above requirements. No interest will be due and payable during an Extended Interest Payment Period, except at the end thereof. The Company has no present intention of exercising its rights to defer payments of interest on the Subordinated Debentures. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of such Extended Interest Payment Period at least two Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Securities would have been payable except for the election to begin such Extended Interest Payment Period, or (ii) the date 1st Capital is required to give notice of the record date, or the date such Distributions are payable, to The Nasdaq Stock Market's National Market (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extended Interest Payment Period.

ADDITIONAL SUMS

    If 1st Capital or the Property Trustee is required to pay any additional taxes, duties or other governmental charges as a result of the occurrence of a Tax Event, the Company will pay as additional amounts (referred to herein as "Additional Interest") on the Subordinated Debentures such additional amounts as may be required so that the net amounts received and retained by 1st Capital after paying any such additional taxes, duties or other governmental charges will not be less than the amounts 1st Capital would have received had such additional taxes, duties or other governmental charges not been imposed.

REDEMPTION OR EXCHANGE

    The Company will have the right to redeem the Subordinated Debentures prior to maturity (i) on or after March 31, 2002, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), within 180 days following the occurrence of a Tax Event, a Capital Treatment Event or an Investment Company Event, in each case at a redemption price equal to the accrued and unpaid interest on the Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. Any such redemption prior to the Stated Maturity will be subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The Company may exercise the rights described herein with regard to the Fixed Rate Subordinated Debentures independent of such rights with regard to the Floating Rate Subordinated Debentures, and vice versa. It is also possible that a Tax Event, Capital Treatment Event or Investment Company Event could occur with respect to the Fixed Rate Subordinated Debentures but not the Floating Rate Subordinated Debentures, and vice versa.

    "Tax Event" means the receipt by 1st Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, (ii) 1st Capital is, or will be within 90 days after the date of such opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, or (iii) 1st Capital is, or will be within 90 days after the date of such opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. The Company must request and receive an opinion with regard to such matters within a reasonable period of time after it becomes aware of the possible occurrence of any of the events described in clauses (i) through (iii) above.

    A "Capital Treatment Event" means the receipt by 1st Capital of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat the aggregate Liquidation Amount of the Preferred Securities (or any substantial portion thereof) as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

    "Investment Company Event" means the receipt by 1st Capital of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, 1st Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the Preferred Securities.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price for the Subordinated Debentures, on and after the redemption date interest ceases to accrue on such Subordinated Debentures or portions thereof called for redemption.

    The Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

    As described under "Description of the Preferred Securities--Liquidation Distribution Upon Termination," under certain circumstances involving the termination of 1st Capital, the Subordinated Debentures may be distributed to the holders of the Preferred Securities in liquidation of 1st Capital after satisfaction of liabilities to creditors of 1st Capital as provided by applicable law. The rights described herein may be exercised by the Company with regard to 1st Capital I and the Fixed Rate Preferred Securities and the Fixed Rate Subordinated Debentures independent of such rights with regard to 1st Capital II and the Floating Rate Preferred Securities and the Floating Rate Subordinated Debentures, and vice versa. Any such distribution will be subject to receipt of prior approval by the Federal Reserve if then required under applicable policies or guidelines of the Federal Reserve. If the Subordinated Debentures are distributed to the holders of Preferred Securities upon the liquidation of 1st Capital, the Company will use its best efforts to list the Subordinated Debentures on The Nasdaq Stock Market's National Market or such stock exchanges, if any, on which the Preferred Securities are then listed. There can be no assurance as to the market price of any Subordinated Debentures that may be distributed to the holders of Preferred Securities.


RESTRICTIONS ON CERTAIN PAYMENTS

    If at any time (i) there has occurred a Debenture Event of Default, (ii) the Company is in default with respect to its obligations under the Guarantee, or (iii) the Company has given notice of its election of an Extended Interest Payment Period as provided in the Indenture with respect to the Subordinated Debentures and has not rescinded such notice, or such Extended Interest Payment Period, or any extension thereof, is continuing, the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than (a) dividends or distributions in common stock of the Company, any declaration of a non-cash dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (b) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees), (2) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Subordinated Debentures (other than payments under the Guarantee), or (3) redeem, purchase or acquire less than all of the Subordinated Debentures or any of the Preferred Securities. The Fixed Rate Subordinated Debentures and the Floating Rate Subordinated Debentures will rank pari passu.

SUBORDINATION

    The Indenture provides that the Subordinated Debentures issued thereunder are subordinated and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceedings of the Company, the holders of Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company before the holders of Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest on the Subordinated Debentures.

    In the event of the acceleration of the maturity of any Subordinated Debentures, the holders of all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest on the Subordinated Debentures.

    No payments on account of principal or interest in respect of the Subordinated Debentures may be made if there has occurred and is continuing a default in any payment with respect to Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company or an event of default with respect to any Senior Debt, Subordinated

Debt or Additional Senior Obligations of the Company resulting in the acceleration of the maturity thereof, or if any judicial proceeding is pending with respect to any such default.

    "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, and (vi) and every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    "Senior Debt" means, with respect to the Company, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Subordinated Debentures; provided, however, that Senior Debt will not be deemed to include
(i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) Debt which constitutes Subordinated Debt.

    "Subordinated Debt" means, with respect to the Company, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Subordinated Debentures).

    "Additional Senior Obligations" means, with respect to the Company, all indebtedness, whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations do not include claims in respect of Senior Debt or Subordinated Debt or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Subordinated Debentures or to rank pari passu in right of payment with the Subordinated Debentures. "Claim," as used herein, has the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended.

    The Indenture places no limitation on the amount of additional Senior Debt, Subordinated Debt or Additional Senior Obligations that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt, Subordinated Debt and Additional Senior Obligations. As of December 31, 1996, the Company had aggregate Senior Debt, Subordinated Debt and Additional Senior Obligations of approximately $18.6 million. Because the Company is a holding company, the Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including obligations to depositors of the Bank.

PAYMENT AND PAYING AGENTS

    Payment of principal of and any interest on the Subordinated Debentures will be made at the office of the Debenture Trustee in Boston, Massachusetts, except that, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address appears in the register of holders of the Subordinated Debentures, or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the register of holders of the Subordinated Debentures, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on Subordinated Debentures will be made to the Person in whose name such Subordinated Debenture is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents for the Subordinated Debentures or rescind the designation of any paying agent for the Subordinated Debentures; however, the Company will at all times be required to maintain a paying agent in each place of payment for the Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any paying agent for the Subordinated Debentures, or then held by the Company in trust, for the payment of the principal of or interest on the Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable will be repaid to the Company on May 31 of each year or (if then held in trust by the Company) will be discharged from such trust and the holder of such Subordinated Debenture will thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

REGISTRAR AND TRANSFER AGENT

    The Debenture Trustee will act as the registrar and the transfer agent for the Subordinated Debentures. Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the registrar in Boston, Massachusetts. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. The Company may at any time designate additional transfer agents with respect to the Subordinated Debentures. In the event of any redemption, neither the Company nor the Debenture Trustee will be required to (i) issue, register the transfer of or exchange Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) transfer or exchange any Subordinated Debentures so selected for redemption, except, in the case of any Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

MODIFICATION OF INDENTURE

    The Company and the Debenture Trustee may, from time to time without the consent of the holders of the Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Subordinated Debentures, to modify the Indenture; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture affected by such proposed modification, (i) extend the fixed maturity of the Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture; provided that so long as any of the Preferred Securities remain outstanding, no such modification may be made that requires the consent of the holders of the Subordinated Debentures, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Preferred Securities and that if the consent of the holder of each Subordinated Debenture is required, such modification will not be effective until each holder of Trust Securities has consented thereto.

DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to the Subordinated Debentures that has occurred and is continuing constitutes an event of default (each, a "Debenture Event of Default") with respect to the Subordinated Debentures:

        (i) failure for 30 days to pay any interest on the Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extended Interest Payment Period); or

        (ii) failure to pay any principal on the Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

        (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

    The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee, or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures, may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of the Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities will have such right.

    The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

    If a Debenture Event of Default has occurred and is continuing, the Property Trustee will have the right to declare the principal of and the interest on such Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Subordinated Debentures.

    The Fixed Rate Subordinated Debentures and the Floating Rate Subordinated Debentures are not cross-defaulted. A Debenture Event of Default under the Fixed Rate Indenture will not constitute a Debenture Event of Default under the Floating Rate Indenture, and Vice Versa.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES

    If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, 1st Capital may become subject to the reporting obligations under the Exchange Act. The Company has the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

    The holders of the Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Subordinated Debentures unless there has been an Event of Default under the Trust Agreement. See "Description of the Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Company may not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, and any Person may not consolidate with or merge into the Company or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to the Company, unless (i) in the event the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes by supplemental indenture the Company's obligations on the Subordinated Debentures issued under the Indenture, (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, has occurred and is continuing, and (iii) certain other conditions as prescribed in the Indenture are met.

SATISFACTION AND DISCHARGE

    The Indenture will cease to be of further effect (except as to the Company's obligations to pay certain sums due pursuant to the Indenture and to provide certain officers' certificates and opinions of counsel described therein) and the Company will be deemed to have satisfied and discharged the Indenture when, among other things, all Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity or redemption date, as the case may be.

GOVERNING LAW

    The Indenture and the Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Indiana.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

MISCELLANEOUS

    The Company has agreed, pursuant to the Indenture, for so long as Trust Securities remain outstanding, (i) to maintain directly or indirectly 100% ownership of the Common Securities of 1st Capital (provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities), (ii) not to voluntarily terminate, wind up or liquidate 1st Capital, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and (a) in connection with a distribution of Subordinated Debentures to the holders of the Preferred Securities in liquidation of 1st Capital, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause 1st Capital to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                         DESCRIPTION OF THE GUARANTEE

(FIXED RATE PREFERRED SECURITIES)                                   (FLOATING RATE PREFERRED SECURITIES)

   The Preferred Securities Guarantee Agreement with respect           The Preferred Securities Guarantee Agreement with respect to
to the Fixed Rate Preferred Securities (the "Fixed Rate             the Floating Rate Preferred Securities (the "Floating Rate
Guarantee") will be executed and delivered by the Company           Guarantee") will be executed and delivered by the Company
concurrently with the issuance of the Fixed Rate Preferred          concurrently with the issuance of the Floating Rate Preferred
Securities for the benefit of the holders of the Fixed Rate         Securities for the benefit of the holders of the Floating Rate
Preferred Securities. The Fixed Rate Guarantee will be              Preferred Securities. The Floating Rate Guarantee will be
qualified as an indenture under the Trust Indenture Act. The        qualified as an indenture under the Trust Indenture Act. The
Fixed Rate Guarantee Trustee, State Street Bank and Trust           Floating Rate Guarantee Trustee, State Street Bank and Trust
Company, will act as indenture trustee under the Fixed Rate         Company, will act as indenture trustee under the Floating Rate
Guarantee for purposes of complying with the provisions of the      Guarantee for purposes of complying with the provisions of the
Trust Indenture Act and will hold the Fixed Rate Guarantee for      Trust Indenture Act and will hold the Floating Rate Guarantee
the benefit of the holders of the Fixed Rate Preferred              for the benefit of the holders of the Floating Rate Preferred
Securities. The following summary of the material terms and         Securities. The following summary of the material terms and
provisions of the Fixed Rate Guarantee does not purport to be       provisions of the Floating Rate Guarantee does not purport to
complete and is subject to, and qualified in its entirety by        be complete and is subject to, and qualified in its entirety
reference to, all of the provisions of the Fixed Rate               by reference to, all of the provisions of the Floating Rate
Guarantee and the Trust Indenture Act. Wherever particular          Guarantee and the Trust Indenture Act. Wherever particular
defined terms of the Fixed Rate Guarantee are referred to, but      defined terms of the Floating Rate Guarantee are referred to,
not defined herein, such defined terms are incorporated herein      but not defined herein, such defined terms are incorporated
by reference. The form of the Fixed Rate Guarantee has been         herein by reference. The form of the Floating Rate Guarantee
filed as an exhibit to the Registration Statement of which          has been filed as an exhibit to the Registration Statement of
this Prospectus forms a part.                                       which this Prospectus forms a part.

GENERAL

    The Company will, pursuant to the Guarantee, irrevocably agree to pay in full on a subordinated basis, to the extent set forth therein, the Guarantee Payments (as defined herein) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that 1st Capital may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of 1st Capital (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Preferred Securities, to the extent that 1st Capital has funds available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that 1st Capital has funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of 1st Capital (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or a redemption of all of the Preferred Securities), the lesser of
(a) the amount of the Liquidation Distribution, to the extent 1st Capital has funds available therefor at such time, and (b) the amount of assets of 1st Capital remaining available for distribution to holders of Preferred Securities in liquidation of 1st Capital. The obligation of the Company to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing 1st Capital to pay such amounts to such holders.

    The Guarantee will not apply to any payment of Distributions except to the extent 1st Capital has funds available therefor. If the Company does not make interest payments on the Subordinated Debentures held by 1st Capital, 1st Capital will not pay Distributions on the Preferred Securities and will not have funds legally available therefor.

    The Fixed Rate Guarantee will be executed by the Company for the sole benefit of the holders of the Fixed Rate Preferred Securities and the Floating Rate Guarantee will be executed by the Company for the sole benefit of the holders of the Floating Rate Preferred Securities. Holders of Fixed Rate Preferred Securities will, therefore, have no rights under the Floating Rate Guarantee, and holders of Floating Rate Preferred Securities will have no rights under the Fixed Rate Guarantee.

STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company in the same manner as the Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt, Subordinated Debt or Additional Senior Obligations that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt, Subordinated Debt and Additional Senior Obligations.

    The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other Person). The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by 1st Capital or upon distribution of the Subordinated Debentures to the holders of the Preferred Securities. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of the Bank upon the Bank's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the Bank, except to the extent the Company may itself be recognized as a creditor of the Bank. The Company's obligations under the Guarantee, therefore, will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. See "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Company and will inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. The Fixed Rate Guarantee and the Floating Rate Guarantee are not cross-defaulted. A default under the Fixed Rate Guarantee will not constitute a default under the Floating Rate Guarantee, and vice versa.

    Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against 1st Capital, the Guarantee Trustee or any other Person.

    The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Preferred Securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force and effect upon (a) full payment of the Redemption Price of the Preferred Securities, (b) full payment of the amounts payable upon liquidation of 1st Capital, or (c) distribution of the Subordinated Debentures to the holders of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of Indiana.

EXPENSE AGREEMENT

    The Company will enter into a separate Agreement as to Expenses and Liabilities (each, an "Expense Agreement") under the Fixed Rate Trust Agreement (relating only to the Fixed Rate Preferred Securities) and under the Floating Rate Trust Agreement (relating only to the Floating Rate Preferred Securities). The Company will, under each Expense Agreement, irrevocably and unconditionally guarantee to each person or entity to whom 1st Capital becomes indebted or liable, the full payment of any costs, expenses or liabilities of 1st Capital, other than obligations of 1st Capital to pay to the holders of the Preferred Securities or other similar interests in 1st Capital of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Third party creditors of 1st Capital may proceed directly against the Company under the Expense Agreement, regardless of whether such creditors had notice of the Expense Agreement.

                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                 THE SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Preferred Securities (to the extent 1st Capital has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." The Company and 1st Capital believe that, taken together, the obligations of the Company under the Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of 1st Capital under the Preferred Securities. If and to the extent that the Company does not make payments on the Subordinated Debentures, 1st Capital will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when 1st Capital does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Trust Securities, (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities, (iii) the Company will pay for all and any costs, expenses and liabilities of 1st Capital (except the obligations of 1st Capital to holders of the Preferred Securities), and (iv) the Trust Agreement further provides that 1st Capital will not engage in any activity that is not consistent with the limited purposes of 1st Capital.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, 1st Capital or any other Person. A default or event of default under any Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company would not constitute a default or Event of Default. In the event, however, of payment defaults under, or acceleration of, Senior Debt, Subordinated Debt or Additional Senior Obligations of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Debt, Subordinated Debt or Additional Senior Obligations has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF 1ST CAPITAL

    The Preferred Securities evidence a preferred undivided beneficial interest in the assets of 1st Capital. 1st Capital exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and the rights of a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from 1st Capital (or from the Company under the Guarantee) if and to the extent 1st Capital has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of 1st Capital involving the liquidation of the Subordinated Debentures, the holders of the Preferred Securities will be entitled to receive, out of assets held by 1st Capital, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company (as set forth in the Indenture), but entitled to receive payment in full of principal and interest before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of 1st Capital (other than the obligations of 1st Capital to the holders of its Preferred Securities), the positions of a holder of the Preferred Securities and a holder of the Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a summary of the material United States federal income tax considerations that may be relevant to the purchasers of Preferred Securities which has been passed upon by Lewis, Rice & Fingersh, L.C., counsel to the Company and 1st Capital insofar as it relates to matters of law and legal conclusions. The conclusions expressed herein are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, with possible retroactive effect. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. Furthermore, the authorities on which the following summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership, and disposition of Preferred Securities may differ from the treatment described below.

    No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Preferred Securities. Moreover, the discussion generally focuses on holders of Preferred Securities who are individual citizens or residents of the United States and who acquire Preferred Securities on their original issue at their offering price and hold Preferred Securities as capital assets. The discussion has only limited application to dealers in securities, corporations, estates, trusts or nonresident aliens and does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. The following summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. Accordingly, each prospective investor should consult, and should rely exclusively on, such investor's own tax advisors in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Preferred Securities.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

    The Company intends to take the position that the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Preferred Security, each holder covenants to treat the Subordinated Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Subordinated Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF 1ST CAPITAL

    Under current law and assuming full compliance with the terms of the Trust Agreement and Indenture (and certain other documents described herein), 1st Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be treated as owning an undivided beneficial interest in the Subordinated Debentures, and each holder will be required to include in its gross income any OID accrued with respect to its allocable share of the Subordinated Debentures whether or not cash is actually distributed to such holder.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

    Because the Company has the option, under the terms of the Subordinated Debentures, to defer (so long as no Debenture Event of Default has occurred and is continuing) payments of interest by extending interest payment periods for up to 20 consecutive quarters, all of the stated interest payments on the Subordinated Debentures will be treated as OID. Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Subordinated Debentures will be accounted for as OID. Actual payments and distributions of stated interest will not, however, be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Subordinated Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

    Because income on the Preferred Securities will constitute interest income generally and OID specifically, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND ACQUISITION PREMIUM

    Holders of Preferred Securities other than a holder who purchased the Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF 1ST CAPITAL

    Under certain circumstances, as described under "Description of the Preferred Securities--Redemption or Exchange" and "--Liquidation Distribution Upon Termination," the Subordinated Debentures may be distributed to holders of Preferred Securities upon a liquidation of 1st Capital. Under current United States federal income tax law, such a distribution would be treated as a nontaxable event to each such holder and would result in such holder having an aggregate tax basis in the Subordinated Debentures received in the liquidation equal to such holder's aggregate tax basis in the Preferred Securities immediately before the distribution. A holder's holding period in the Subordinated Debentures so received in liquidation of 1st Capital would include the period for which such holder held the Preferred Securities.

    If, however, a Tax Event occurs which results in 1st Capital being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Preferred Securities. Under certain circumstances described herein, the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if the holder sold such Preferred Securities for cash. See "Description of the Preferred Securities--Redemption or Exchange" and "--Liquidation Distribution Upon Termination."

DISPOSITION OF PREFERRED SECURITIES

    A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities to the date of disposition. Such gain or loss will generally be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale.

    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder that disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

EFFECT OF PROPOSED CHANGES IN TAX LAWS

    On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "1996 Proposed Legislation") if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint
Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the 1996 Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint
Statement. Neither the 1996 Proposed Legislation nor similar legislation was enacted during the 104th Congress. On February 6, 1997, President Clinton proposed in the administration's fiscal year 1998 budget certain tax law changes (the "1997 Proposed Legislation") that would, among
                                      47
other things, generally deny corporate issuers a deduction for interest or OID in respect of certain debt obligations if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The 1997 Proposed Legislation also contains a provision that would deny a deduction to corporate issuers for interest or OID with respect to debt instruments that have a maximum term of more than 40 years (including rights to extend, renew or relend), or are payable in stock of the issuer or a related party. The U.S. Treasury Department's summary of the 1997 Proposed Legislation states that the above provisions regarding the deduction of interest would generally be effective for instruments issued on or after the date of first Congressional committee action with respect to the 1997 Proposed Legislation. The Ways and Means Committee began a full committee hearing on the President's fiscal 1998 budget on February 11, 1997. There can be no assurance that the effective date guidance in the 1997 Proposed Legislation will be adopted if the proposed change to the tax law is enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debentures. Consequently, there can be no assurance that a Tax Event will not occur. A Tax Event would permit the Company, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Preferred Securities before, as well as after, March 31, 2002. See "Description of the Subordinated Debentures--Redemption or Exchange" and "Description of the Preferred Securities--Redemption or Exchange--Tax Event Redemption, Capital Treatment Event Redemption or Investment Company Event Redemption."

BACKUP WITHHOLDING AND INFORMATION REPORTING

    The amount of OID accrued on the Preferred Securities held of record by individual citizens or residents of the United States, or certain trusts, estates, and partnerships, will be reported to the Internal Revenue Service on Forms 1099, which forms should be mailed to such holders of Preferred Securities by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax (currently at 31%) unless the holder complies with certain identification and other requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability, provided the required information is provided to the Internal Revenue Service.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON THE PARTICULAR SITUATION OF A HOLDER OF PREFERRED SECURITIES. HOLDERS OF PREFERRED SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

    Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), generally may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

    In any case, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons with respect to which the Company or an affiliate is a fiduciary or Plans for which the Company or an affiliate provides services). The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(1) of the Code) with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

    As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any other Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Preferred Securities should consult with their own counsel.

                                 UNDERWRITING

    The Underwriters named below, represented by Stifel, Nicolaus & Company, Incorporated (the "Representative"), have severally agreed, subject to the terms and conditions set forth in the separate Underwriting Agreements to be executed with respect to the Fixed Rate Preferred Securities and the Floating Rate Preferred Securities, the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part, to purchase from 1st Capital the number of Preferred Securities set forth opposite their respective names below. The several Underwriters have agreed in each Underwriting Agreement, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities covered by such Underwriting Agreement and offered hereby if any of the Preferred Securities coverered by such Underwriting Agreement are purchased. In the event of default by an Underwriter under an Underwriting Agreement, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.


                                                      NUMBER OF               NUMBER OF
                                                      FIXED RATE            FLOATING RATE
               UNDERWRITER                       PREFERRED SECURITIES    PREFERRED SECURITIES
               -----------                       --------------------    --------------------
Stifel, Nicolaus & Company, Incorporated..........
                                                       ---------               -------
    Total.........................................     1,000,000               600,000
                                                       =========               =======


    The Representative has advised 1st Capital that it proposes initially to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such
price less a concession not in excess of $   per Preferred Security. The
Underwriters may allow, and such dealers may reallow, a discount not in excess
of $   per Preferred Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.


    In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures of the Company, the Underwriting Agreements provide that the Company will pay as compensation to the Underwriters arranging the investment therein of such proceeds, an
amount in immediately available funds of $    per Preferred Security (or
$        in the aggregate for the Fixed Rate Preferred Securities and
$        in the aggregate for the Floating Rate Preferred Securities) for the accounts of the several Underwriters.

    1st Capital I has granted the Underwriters an option to purchase up to an additional 100,000 of its Fixed Rate Preferred Securities and 1st Capital II has granted the Underwriters an option to purchase up to an additional 90,000 of its Floating Rate Preferred Securities, for a total of 190,000 Preferred Securities, at the initial public offering price. Such options, which expire 30 days from the date of this Prospectus, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise either or both of such options, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the additional Preferred Securities that the number of Preferred Securities to be purchased initially by the Underwriter is of the Preferred Securities initially purchased by the Underwriters.


    To the extent that the Underwriters exercise either or both of their options to purchase additional Preferred Securities, either or both of 1st Capital I and 1st Capital II, as the case may be, will issue and sell to the Company additional Common Securities in such aggregate Liquidation Amount as is required for the Company to continue to hold Common Securities in an Aggregate Liquidation amount equal to at least 3% of the total capital of such entity and the Company will issue and sell to either or both of 1st Capital I and 1st Capital II, as the case may be, Subordinated Debentures in an aggregate principal amount equal to the total aggregate Liquidation Amount of the additional Preferred Securities being purchased pursuant to the option and the additional Common Securities.

    During a period of 30 days from the date of this Prospectus, neither 1st Capital nor the Company will, subject to certain exceptions, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Subordinated Debentures or any debt securities substantially similar to the Subordinated Debentures or equity securities substantially similar to the Preferred Securities (except for Subordinated Debentures and the Preferred Securities offered hereby).

    Applicaton has been made to have the Preferred Securities approved for quotation on The Nasdaq Stock Market's National Market. The Representative has advised 1st Capital that it presently intends to make a market in the Preferred Securities after the commencement of trading on The Nasdaq Stock Market's National Market, but no assurances can be made as to the liquidity of such Preferred Securities or that an active and liquid trading market will develop or, if developed, that it will continue. The offering price and distribution rate have been determined by negotiations among representatives of the Company and the Underwriters, and the offering price of the Preferred Securities may not be indicative of the market price following the offering. The Representative will have no obligation to make a market in the Preferred Securities, however, and may cease market-making activities, if commenced, at any time.

    1st Capital and the Company have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

                            VALIDITY OF SECURITIES

    Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the formation of 1st Capital will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and 1st Capital. Certain legal matters for the Company and 1st Capital, including the validity of the Guarantee and the Subordinated Debentures will be passed upon for the Company and 1st Capital by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri, counsel to the Company and 1st Capital. Certain legal matters will be passed upon for the Underwriters by Bryan Cave LLP, St. Louis, Missouri. Lewis, Rice & Fingersh, L.C. and Bryan Cave LLP will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Lewis, Rice & Fingersh, L.C.

                                    EXPERTS


    The consolidated financial statements of the Company and its subsidiaries incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Coopers & Lybrand LLP, independent certified public accountants, as stated in their report, which report is incorporated herein by reference and has been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following document, previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Exchange Act, is incorporated herein by reference:

        The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

    All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Preferred Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO LARRY E. LENTYCH, SENIOR VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER, 1ST SOURCE CORPORATION, 100 NORTH MICHIGAN STREET, SOUTH BEND, INDIANA 46601. TELEPHONE REQUESTS MAY BE DIRECTED TO (219) 235-2000.

                             AVAILABLE INFORMATION

    This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and 1st Capital with the Commission under the Securities Act, with respect to the Preferred Securities and the Subordinated Debentures. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Trust Agreement. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, 1st Capital, the Preferred Securities and the Subordinated Debentures. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

    The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. 1st Capital is not currently subject to the information reporting requirements of the Exchange Act and although 1st Capital will become subject to such requirements upon the effectiveness of the Registration Statement, it is not expected that 1st Capital will be filing separate reports under the Exchange Act. The Company's reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    No separate financial statements of 1st Capital have been included herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of 1st Capital will be owned by the Company, a reporting company under the Exchange Act, (ii) 1st Capital has no independent operations but exists for the exclusive purposes of issuing the Trust Securities representing undivided beneficial interests in the assets of 1st Capital, investing the gross proceeds of the Trust Securities in Subordinated Debentures issued by the Company and engaging in only those other activities necessary, advisable, or incidental thereto, and (iii) the obligations of the Company described herein to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of 1st Capital under the Indenture and pursuant to the Trust Agreement, the Guarantee issued by the Company with respect to the Preferred Securities, the Subordinated Debentures purchased by 1st Capital and the related Indenture, taken together, constitute, in the belief of the Company and 1st Capital, a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Subordinated Debentures" and "Description of the Guarantee."

-------------------------------------------------------------------------------

                        TABLE OF CONTENTS
                                                                 PAGE
                                                                 ----

Prospectus Summary...........................................     2

Selected Consolidated Financial Data.........................    11

Risk Factors.................................................    12

Use of Proceeds..............................................    18

Market for the Preferred Securities..........................    18

Accounting Treatment.........................................    18

Capitalization...............................................    19

Description of the Preferred Securities......................    20

Description of the Subordinated Debentures...................    33

Description of the Guarantee.................................    42

Relationship Among the Preferred Securities, the Subordinated
  Debentures and the Guarantee...............................    44

Certain Federal Income Tax Consequences......................    45

ERISA Considerations.........................................    48

Underwriting.................................................    49

Validity of Securities.......................................    50

Experts......................................................    50

Incorporation of Certain Documents by Reference..............    50

Available Information........................................    51

                     ------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY 1ST SOURCE CORPORATION, 1ST SOURCE CAPITAL TRUST I, 1ST SOURCE CAPITAL TRUST II OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF 1ST SOURCE CORPORATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                  1st SOURCE(R)
                                      CORPORATION

                        1,000,000 PREFERRED SECURITIES

                                  1ST SOURCE
                                CAPITAL TRUST I

                       % CUMULATIVE TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                                  1ST SOURCE
                                  CORPORATION
                                      AND
                                  $25,000,000
                              % SUBORDINATED DEBENTURES
                                      OF
                                  1ST SOURCE
                                  CORPORATION
                              -------------------
                              -------------------

                         600,000 PREFERRED SECURITIES


                                  1ST SOURCE
                               CAPITAL TRUST II

              FLOATING RATE CUMULATIVE TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                                  1ST SOURCE
                                  CORPORATION
                                      AND

                                  $15,000,000

                     FLOATING RATE SUBORDINATED DEBENTURES
                                      OF
                                  1ST SOURCE
                                  CORPORATION

                              -------------------
                                  Prospectus
                                          , 1997
                              -------------------

                          STIFEL, NICOLAUS & COMPANY
                                 INCORPORATED

-------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with this offering are as set forth in the following table:

SEC Registration Fee..................................................   $ 16,667
NASD Filing Fee.......................................................      6,500
Nasdaq Listing Fee....................................................     11,000
Blue Sky Qualification Fees and Expenses..............................      3,000
Accounting Fees and Expenses..........................................     40,000
Legal Fees and Expenses...............................................    100,000
Trustees' Fees and Expenses...........................................     22,000
Printing and Engraving Expenses.......................................     33,000
Transfer and Registrar Fees...........................................      4,000
Miscellaneous.........................................................     13,833
                                                                         --------
        Total.........................................................   $250,000
                                                                         ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 23-1-37-9 of the Indiana Business Corporation Law (the "Indiana Law") provides for "mandatory indemnification," unless limited by the articles of incorporation, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the Indiana Law states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct required by Section 23-1-37-8 of the Indiana Law, that the director will repay the advance if it is ultimately determined that he did not meet the standard of conduct required by Section 23-1-37-8 of the Indiana Law, and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the Indiana Law.

    The Company's Articles of Incorporation (the "Articles") provide that the Company shall, to the fullest extent provided under the Indiana Law, indemnify every person who is or was a director of the Company, to advance expenses to every person who is or was a director of the Company to the fullest extent provided under Indiana Law and to indemnify and advances expenses to every person who is or was an officer of the Company to the same extent as if he or she was a director to the Company. The Articles further provide that the foregoing indemnification and advance of expenses provisions apply when directors or officers of the Company are serving in their official capacity with the Company, when serving at the Company's request while a director or officer of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, and when serving as a director or officer of any corporation at least 80% of the voting stock of which is owned by the Company.

    The Bylaws of the Company provide that the Company shall indemnify every person who is or was a director or officer of the Company against all liability and reasonable expenses actually incurred by such person in his or her "Official Capacity" (as defined below), provided that such person is determined to have met the standard of conduct specified in the Bylaws and described below. The Bylaws further provide that every person who is or was a director or officer of the Company shall be indemnified by the Company against reasonable expenses actually incurred by such person in connection with any "Proceeding" (as defined below) to which such person was a party because of such person serving in his or her Official Capacity if such person was wholly successful, on the merits or otherwise, in the defense of such Proceeding. Finally, the Bylaws provide that the Company may also pay for or reimburse the reasonable expenses incurred by any person who was or is a director or officer of the Company in connection with any

Proceeding to which such person is a party because of such person serving in his or her Official Capacity in advance of final disposition of the Proceeding if the person (1) affirms in writing his or her good faith belief that he or she has met the standard of conduct specified in the Bylaws, (2) undertakes to repay the advance if it is ultimately determined that the person did not meet such standard of conduct and (3) the Company determines, based upon the facts then known to it, that such person would ultimately be entitled to indemnification upon conclusion of the Proceeding in question.

    The Bylaws provide that the standard of conduct for any act or omission is as follows: (1) in the case of any criminal Proceeding, the person either has reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful, and (2) in all other cases, either (a)(i) the person's conduct was in good faith and (ii) the person reasonably believed that his or her conduct was in the Company's best interest or, under circumstances specified in clause (c) of the definition of "Official Capacity" below, not opposed to the Company's best interests or
(b) the person's breach of or failure to act in accordance with the standard set forth in clause (2)(a) above did not constitute willful misconduct or recklessness. The Bylaws further provide that a person's conduct with respect to an employee benefit plan for a purpose which the person reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of clause (2)(b) above, and that the termination of a Proceeding by judgment, order, agreement, or settlement, or upon conviction or a plea of nolo contendere, or the equivalent of any of the foregoing, is not, of itself, determinative that the person did not meet the standard of conduct.

    As used in the Bylaws, the term "Official Capacity" means: (a) when used with respect to a director, the position of director of the Company, (b) when used with respect to an officer, the office in the Company held by an officer, and (c) when used by a person while a director or officer, any service by a person while a director or officer of the Company at the Company's specific request, as a director, officer, partner, trustee, employee or agent of a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not. The Bylaws further provide that, for the purposes described herein, a person is considered to be serving an employee benefit plan at the Company's specific request if the person's duties to the Company also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

    As used in the Bylaws, the term "Proceeding" means any threatened, pending or completed action, suit, proceeding or appeal therefrom, whether civil, criminal, administrative, regulatory or investigative, and whether formal or informal.

    In the Bylaws, the Company reserves the right to purchase and maintain insurance for the matters covered by the foregoing provisions and to the extent of such insurance payments, such Bylaw provision shall not be effective. Pursuant to a policy of directors' and officers' liability insurance with total annual limits of $12,500,000, the Company's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

 1.1 Form of Underwriting Agreement for Fixed Rate Preferred Securities of 1st Capital I.

 1.2 Form of Underwriting Agreement for Floating Rate Preferred Securities of 1st Capital II.

 4.1 Form of Indenture for Fixed Rate Subordinated Debentures of 1st Source Corporation.

 4.2 Form of Fixed Rate Subordinated Debenture of 1st Source Corporation (included as an exhibit to Exhibit 4.1).

 4.3  Restated Certificate of Trust of 1st Capital I dated as of February 27,
        1997.

 4.4 Amended and Restated Trust Agreement of 1st Capital I dated as of February 27, 1997.

 4.5  Form of Amended and Restated Trust Agreement of 1st Capital I.

 4.6 Form of Fixed Rate Preferred Security Certificate of 1st Capital I (included as an exhibit to Exhibit 4.5).

 4.7 Form of Fixed Rate Preferred Securities Guarantee Agreement for 1st Capital I.

 4.8 Form of Agreement as to Expenses and Liabilities pertaining to 1st Capital I (included as an exhibit to Exhibit 4.5).

 4.9 Form of Indenture for Floating Rate Subordinated Debentures of 1st Source Corporation.

 4.10 Form of Floating Rate Subordinated Debenture of 1st Source Corporation (included as an exhibit to Exhibit 4.9).

 4.11 Certificate of Trust of 1st Capital II dated as of February 27, 1997.

 4.12 Trust Agreement of 1st Capital II dated as of February 27, 1997.

 4.13 Form of Amended and Restated Trust Agreement of 1st Capital II.

 4.14 Form of Floating Rate Preferred Security Certificate of 1st Capital II (included as an exhibit to Exhibit 4.13).

 4.15 Form of Floating Rate Preferred Securities Guarantee Agreement for 1st Capital II.

 4.16 Form of Agreement as to Expenses and Liabilities pertaining to 1st Capital II (included as an exhibit to Exhibit 4.13).

 5.1 Opinion of Lewis, Rice & Fingersh, L.C. as to the validity of the issuance of the Fixed Rate Subordinated Debentures and the Floating Rate Subordinated Debentures.

 5.2 Opinion of Richards, Layton & Finger, special Delaware counsel, as to the legality of the Fixed Rate Preferred Securities to be issued by 1st Capital I and the Floating Rate Preferred Securities to be issued by 1st Capital II.

 8.1 Opinion of Lewis, Rice & Fingersh, L.C. as to certain federal income tax matters.

12.1  Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1<F*> Consent of Coopers & Lybrand LLP, Independent Auditors.

23.2 Consent of Lewis, Rice & Fingersh, L.C. (included in their opinions filed herewith as Exhibits 5.1 and 8.1).

23.3 Consent of Richards, Layton & Finger (included in their opinion filed herewith as Exhibit 5.2).

24.1  Power of Attorney (included on the signature page).

25.1 Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Indenture for Fixed Rate Subordinated Debentures of 1st Source Corporation.

25.2 Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under Amended and Restated Trust Agreement of 1st Capital I.

25.3 Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Preferred Securities Guarantee Agreement for 1st Capital I.

25.4 Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Indenture for Floating Rate Subordinated Debentures of 1st Source Corporation.

25.5 Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under Amended and Restated Trust Agreement of 1st Capital II.

25.6 Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Preferred Securities Guarantee Agreement for 1st Capital II.

[FN]
----------
<F*>Filed herewith. All other exhibits previously filed.

    (b) Financial Statement Schedules--Not applicable as all required information is contained in the financial statements and the notes thereto or in the selected financial data.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under "Item 15--Indemnification of Directors and Officers" above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes that: (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Bend, Indiana on March 13, 1997.


                                      1ST SOURCE CORPORATION

                                      By: CHRISTOPHER J. MURPHY III
                                          -------------------------------------
                                          Christopher J. Murphy III
                                          President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Bend, Indiana on March 13, 1997.


                                      1ST SOURCE CAPITAL TRUST I

                                      By: CHRISTOPHER J. MURPHY III
                                          -------------------------------------
                                          Christopher J. Murphy III, Trustee

                                      By: LARRY E. LENTYCH
                                          -------------------------------------
                                          Larry E. Lentych, Trustee

                                      By: WELLINGTON D. JONES III
                                          -------------------------------------
                                          Wellington D. Jones III, Trustee


    Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South Bend, Indiana on March 13, 1997.


                                      1ST SOURCE CAPITAL TRUST II

                                      By: CHRISTOPHER J. MURPHY III
                                          -------------------------------------
                                          Christopher J. Murphy III, Trustee

                                      By: LARRY E. LENTYCH
                                          -------------------------------------
                                          Larry E. Lentych, Trustee

                                      By: WELLINGTON D. JONES III
                                          -------------------------------------
                                          Wellington D. Jones III, Trustee

                                  SIGNATURES

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Murphy III and Larry E. Lentych and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                      TITLE                                     DATE
               ---------                      -----                                     ----
                <F*>                    Chairman of the Board                      March 13, 1997
  -----------------------------------
          Ernestine M. Raclin

                <F*>                    President, Chief Executive                 March 13, 1997
  -----------------------------------     Officer and Director
       Christopher J. Murphy III

                <F*>                    Senior Vice President                      March 13, 1997
  -----------------------------------     (Principal Financial and
            Larry E. Lentych              Accounting Officer)

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
       Rev. E. William Beauchamp

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
             Paul R. Bowles

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
           Philip J. Faccenda

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
         Daniel B. Fitzpatrick

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
           Lawrence E. Hiler

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
           William P. Johnson

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
               Rex Martin

                                     II-6


               SIGNATURE                      TITLE                                     DATE
               ---------                      -----                                     ----

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
            Leo J. McKernan

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
            JoAnn R. Meehan

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
         Dane A. Miller, Ph.D.

                <F*>                    Director                                   March 13, 1997
  -----------------------------------
            Richard J. Pfeil


<F*>By:     Larry E. Lentych
       ------------------------------
            Larry E. Lentych


                                 EXHIBIT INDEX
 EXHIBIT
 NUMBER                              DESCRIPTION
 --------                            -----------

 1.1         Form of Underwriting Agreement for Fixed Rate Preferred Securities of 1st Capital I.

 1.2         Form of Underwriting Agreement for Floating Rate Preferred Securities of 1st Capital II.

 4.1         Form of Indenture for Fixed Rate Subordinated Debentures of 1st Source Corporation.

 4.2         Form of Fixed Rate Subordinated Debenture of 1st Source Corporation (included as an exhibit to Exhibit 4.1).

 4.3         Restated Certificate of Trust of 1st Capital I dated as of February 27, 1997.

 4.4         Amended and Restated Trust Agreement of 1st Capital I dated as of February 27, 1997.

 4.5         Form of Amended and Restated Trust Agreement of 1st Capital I.

 4.6         Form of Fixed Rate Preferred Security Certificate of 1st Capital I (included as an exhibit to Exhibit 4.5).

 4.7         Form of Fixed Rate Preferred Securities Guarantee Agreement for 1st Capital I.

 4.8         Form of Agreement as to Expenses and Liabilities pertaining to 1st Capital I (included as an exhibit to Exhibit
               4.5).

 4.9         Form of Indenture for Floating Rate Subordinated Debentures of 1st Source Corporation.

 4.10        Form of Floating Rate Subordinated Debenture of 1st Source Corporation (included as an exhibit to Exhibit 4.9).

 4.11        Certificate of Trust of 1st Capital II dated as of February 27, 1997.

 4.12        Trust Agreement of 1st Capital II dated as of February 27, 1997.

 4.13        Form of Amended and Restated Trust Agreement of 1st Capital II.

 4.14        Form of Floating Rate Preferred Security Certificate of 1st Capital II (included as an exhibit to Exhibit 4.13).

 4.15        Form of Floating Rate Preferred Securities Guarantee Agreement for 1st Capital II.

 4.16        Form of Agreement as to Expenses and Liabilities pertaining to 1st Capital II (included as an exhibit to Exhibit
               4.13).

 5.1         Opinion of Lewis, Rice & Fingersh, L.C. as to the validity of the issuance of the Fixed Rate Subordinated
               Debentures and the Floating Rate Subordinated Debentures.

 5.2         Opinion of Richards, Layton & Finger, special Delaware counsel, as to the legality of the Fixed Rate Preferred
               Securities to be issued by 1st Capital I and the Floating Rate Preferred Securities to be issued by 1st Capital
               II.

 8.1         Opinion of Lewis, Rice & Fingersh, L.C. as to certain federal income tax matters.

12.1         Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1<F*>     Consent of Coopers & Lybrand LLP, Independent Auditors.

23.2         Consent of Lewis, Rice & Fingersh, L.C. (included in their opinions filed herewith as Exhibits 5.1 and 8.1).

23.3         Consent of Richards, Layton & Finger (included in their opinion filed herewith as Exhibit 5.2).

24.1         Power of Attorney (included on the signature page).

25.1         Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Indenture for
               Fixed Rate Subordinated Debentures of 1st Source Corporation.

25.2         Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under Amended and
               Restated Trust Agreement of 1st Capital I.

25.3         Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Preferred
               Securities Guarantee Agreement for 1st Capital I.

25.4         Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Indenture for
               Floating Rate Subordinated Debentures of 1st Source Corporation.

25.5         Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under Amended and
               Restated Trust Agreement of 1st Capital II.

25.6         Form T-1 Statement of Eligibility of State Street Bank and Trust Company to act as trustee under the Preferred
               Securities Guarantee Agreement for 1st Capital II.

----------
<F*>Filed herewith. All other exhibits previously filed.

                                     II-8